UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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LENDINGTREE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement

Notice of 2022 Annual
Meeting of Stockholders

AGENDA ITEM	BOARD RECOMMENDATION		FOR MORE INFORMATION	Annual Meeting of Stockholders June 22, 2022 11:00 a.m. Eastern Time Virtual Meeting via Live Webcast: www.virtualshareholdermeeting.com/TREE2022
1. To elect nine members of our Board of Directors, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from our Board of Directors)	✓	FOR (all nominees)	Page 21
2. To ratify the selection of PricewaterhouseCoopers LLP as LendingTree’s independent registered public accounting firm	✓	FOR	Page 58

Note: We also will consider any other matters that may properly be brought before the Meeting (and any postponements or adjournments of the Meeting). As of the date of this proxy statement, we have not received notice of any such matters.

HOW TO VOTE

Your vote is important. Please vote as promptly as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 22, 2022 (the “Meeting”): Both the proxy statement and LendingTree’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, are available electronically at: www.proxyvote.com

At the Virtual meeting Attend the Annual Meeting at www.virtualshareholdersmeeting.com/TREE2022 (using the 16-digit control number included on your proxy card or voting instruction form)	Mail Please mail your completed proxy card or voting instruction form following the instructions provided therein
Telephone Instructions provided in your proxy card or voting instruction form	Internet Instructions provided in your proxy card or voting instruction form

2022 Virtual Annual Stockholder Meeting

In light of ongoing developments related to the coronavirus (COVID-19) pandemic and after careful consideration, the Board of Directors of LendingTree, Inc. (the “Company”) has determined to hold a virtual annual meeting in order to protect the health and safety of our stockholders, Board, management and community. You will not be able to attend the meeting in person, but we are committed to ensuring that stockholders will be afforded comparable rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions prior to the meeting by visiting www.virtualshareholdermeeting.com/TREE2022. To participate in the virtual meeting, you will need the 16-digit control number included on your Notice, proxy card or voting instruction form. The meeting webcast will begin promptly at 11:00 a.m. Eastern Time on June 22, 2022. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in process or meeting time, please call 844-986-0822 / International: 303-562-9302 on the meeting date. Technical assistance will be available through the conclusion of the Annual Meeting.

Our Board of Directors has set April 25, 2022 as the record date for the Annual Meeting. This means that holders of record of our common stock at the close of business on that date are entitled to receive notice of the Annual Meeting and to vote their shares at the Annual Meeting and any related adjournments or postponements.

Notice

We are distributing to certain stockholders a Notice of Internet Availability of Proxy Materials on or about April 28, 2022. This Notice informs those stockholders how to access our Proxy Statement and our 2021 Annual Report to Stockholders and how to vote electronically via the Internet. The Notice also contains instructions on how to receive a paper copy of the proxy materials.

If there are questions pertinent to meeting matters that cannot be answered during the Annual Meeting due to time constraints, management will post answers to a representative set of such questions at investors.lendingtree.com. The questions and answers will remain available until LendingTree’s 2023 Proxy Statement is filed. We also encourage you to read our Annual Report on Form 10-K available at www.proxyvote.com.

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting of Stockholders to be held on June 22, 2022: Copies of the Proxy Statement and of our annual report for the fiscal year ended December 31, 2021 are available by visiting the following website: www.proxyvote.com.

Lisa M. Young

Corporate Secretary

April 28, 2022

Dear Fellow LendingTree Stockholders:

Introduction

As I look back on 2021, I am happy with the continued improvement in our financial performance, the strength of our balance sheet, and the new corporate strategy we have put in place to focus the company’s resources on a targeted list of objectives that will greatly improve the consumer experience. Our mission is to create the best consumer financial shopping experience, and we start from an advantaged position with an incredibly deep partner network and strong brand with 25 years of history.

2021 in Review

The past year was highlighted by a continued recovery from the onset of the pandemic in 2020. We generated record performance in our Home segment, as the low interest rates and exceptional demand from our lending partners drove 38% revenue growth. The continued recovery in our Consumer segment was anchored by a return to pre-pandemic results from our personal loan business and exceptional growth from our small business lending team. We have high expectations for both of those businesses in 2022 as the credit card vertical continues to recover at a slower rate.

Insurance was a tale of two halves last year. The first half saw strong consumer traffic and partner demand, allowing us to generate continued revenue growth at attractive margins. However, the last six months of the year were more difficult, as our carrier partners experienced increased losses on auto and home policies that required them to raise policy prices across the board. This resulted in a sharp drawdown in partner marketing budgets that were most prominently felt in 4Q. The good news is we have seen positive trends as the carriers we work with have successfully increased prices in many states they operate in. We continue to expect a return to a more normal marketing environment by the middle of 2022 and expect material premium rate increases to drive a historic wave of consumer shopping activity.

The second full year of the pandemic allowed us to refresh our long-term strategy, strengthen our balance sheet, repurchase shares at an attractive valuation, and invest in our business from an advantaged position. We have made several key hires to execute on our consumer-centric objectives, while also completing an in-depth review that is expected to save the company $15 million in annualized operating expense. Our leverage profile continues to improve, and the ample cash on our balance sheet allows us to invest opportunistically as we move through this year.

2022 should be a defining year for our company, as we continue to move further down the sales funnel to optimize customer experience and fulfillment, while improving the outcomes for our network of lenders. This cycle not only serves to delight both consumers and our partners, but also improves our unit economics and operating margins. We have the tools, team and technology in place to achieve our vision, and now is our opportunity to execute. We look forward to attacking the business strategy we have put in place to better serve consumers’ financial needs and reporting back to our stockholders with updates on our progress.

Community Outreach

In 2021, LendingTree emphasized our philanthropic giving both through LendingTree’s corporate philanthropy programs and the work of The LendingTree Foundation (the “Foundation”). To date, LendingTree, LLC has contributed $10.0 million to fund the Foundation. The Foundation launched its signature giving program – the LendaHand Alliance Cohort with over $3.5 million pledged in support of emerging founder-led, community-embedded non-profits in our community. The Foundation embraced a model of Trust-Based Philanthropy which seeks to address the imbalance of power between nonprofits and foundations by minimizing hurdles like lengthy applications and paperwork and maximizing peer-to-peer collaboration.

LendingTree employees also made huge impacts individually. The Foundation matched over $270,000 in LendingTree employee charitable giving and launched a “Dollars for Doers” program that donated over $50,000 to recognize and "match" volunteer hours by contributing $25 for every hour volunteered by LendingTree employees to those nonprofits.

In our headquarters city, we continued to address Charlotte’s affordable housing crisis following the Foundation’s 2020 pledge of $2.5 million to the Housing Impact Fund (HIF). In 2021, The HIF acquired three local affordable housing apartment complexes. The Foundation supported the arts in the community through its three-year pledge of $750,000 to the Charlotte Arts Infusion Grant.

Our 2022 Plans

At all levels of the company, we are laser focused on a targeted set of initiatives that will greatly improve the consumer experience. We will improve the MyLendingTree experience for our members, with the goal of including more of our product offerings presented in a targeted and efficient manner. Our goal is to be the leading digital advisor for consumer financial decisions, and throughout the year we look forward to discussing the progress we are making.

Concluding remarks

I am proud of the continued financial improvements we have made as we rebound from impacts of the global pandemic. We are operating from a position of strength given our balance sheet, deep partner relationships, and strong brand recognition. We look forward to harnessing those strengths as we execute on our plan in 2022.

Thank you all for your continued support of our Company and the work we do together.

Douglas Lebda

Chairman and Chief Executive Officer

LendingTree, Inc.

LENDINGTREE 2022 Proxy Statement | Table of Contents 1

This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting.

We have first released this proxy statement to LendingTree stockholders beginning on April 28, 2022.

ANNUAL MEETING OF STOCKHOLDERS

Date and Time June 22, 2022 at 11:00 a.m. Eastern Time	Place www.virtualshareholdermeeting.com/TREE2022	Record Date April 25, 2022

You are entitled to vote if you held LendingTree stock on the record date. Holders of our common stock are entitled to one vote per share.

AGENDA

Proposal	Board Recommendation		For More Information
1. Election of nine directors	✓	FOR (all nominees)	Page 21

2. Ratification of selection of PricewaterhouseCoopers LLP as LendingTree’s independent registered public accounting firm	✓	FOR	Page 58

Proxy Summary | LENDINGTREE 2022 Proxy Statement 2

2021 Performance Highlights

In fiscal 2021 we generated record performance in the Home segment and saw portions of our Consumer business recover to pre-pandemic levels. Insurance experienced a slow-down due to market-related headwinds, which we view as temporary and have already begun to witness an uptick in results.

Our Home segment continued its strong performance in fiscal 2021, with segment revenue growth of 38% and segment profit growth of 16% year-over-year. Our Insurance segment had a solid start to the year, but higher than projected loss rates across auto and homeowners’ policies caused a pullback in carrier marketing spend in the second half of 2021. Revenue for this business was fairly flat year-over-year, while segment profit declined 13%. The Consumer businesses continued a broad based recovery from 2020, with revenue up 30% and segment profit improving by 34% year-over year. Personal loans and small business led the way, while the credit card vertical continued to recover from the pandemic stricken results of 2020.

See Appendix A included in this proxy statement for information regarding non-GAAP financial measures, including a reconciliation of non-GAAP financial measures to GAAP financial measures.

Board Highlights

Our Board of Directors is committed to maintaining an effective team of directors, which includes a commitment to diversity. The Nominating and Governance Committee considers the extent to which director nominees possess diverse qualities that make us able to respond most appropriately to our stockholders and customers.

BOARD OVERVIEW

The following charts reflect the tenure and age of the nominees for our Board of Directors as of the date of this proxy statement:

LENDINGTREE 2022 Proxy Statement | Proxy Summary 3

BOARD DIVERSITY MATRIX

The following matrix is provided in accordance with applicable Nasdaq listing requirements:

Board Diversity Matrix (as of April 28, 2022)
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity:
Directors	2	7	-	-
Part II: Demographic Background:
South Asian	1	-	-	-
Hispanic or Latinx	-	1	-	-
White	1	6	-	-

Proxy Summary | LENDINGTREE 2022 Proxy Statement 4

EXPERIENCE AND EXPERTISE

The following chart reflects the experience and expertise of the nine nominees for our Board of Directors. These are the skills and qualifications our Board of Directors considers important for our directors in light of our current business and structure.

FOUNDERS OF COMPANIES 4 director nominees	TRANSACTIONS AND INVESTMENTS 7 director nominees	FINANCIAL MATTERS 8 director nominees
CURRENT/FORMER CEO 6 director nominees	PLATFORM AND DIGITAL MARKETING EXPERTISE 5 director nominees	PUBLIC POLICY/GOVERNMENT RELATIONS 3 director nominees

BOARD NOMINEES AND COMMITTEE MEMBERSHIPS

The following table provides summary information about each director nominee, including current committee memberships.

						Committee Memberships (1)
DIRECTOR NOMINEE	AGE	DIRECTOR SINCE	PRINCIPAL OCCUPATION	OTHER PUBLIC COMPANY BOARDS	INDEPENDENT	AUDIT	COMPENSATION	NOMINATING AND CORPORATE GOVERNANCE	TRANSACTIONS
Gabriel Dalporto	50	2017	Chief Executive Officer of Udacity, Inc.	0	●				●
Thomas M. Davidson, Jr.	50	2017	Executive Vice President of Blackbaud and President of EverFi	0	●			c	●
Mark Ernst	63	2022	Managing Partner of Bellevue Capital LLC,	1	●		●
Robin Henderson	52	2014	Senior Director, Private Capital Group, of RXR Realty	0	●	●		●
Douglas Lebda (Chairman of the Board of Directors)	52	2008	Chairman of the Board of Directors and Chief Executive Officer of LendingTree, Inc.	0					c
Steven Ozonian (Lead Independent Director)	66	2011	CEO of the Williston Financial Group	0	●	c	c
Diego Rodriguez	52	2022	Professor of the Practice, Boise State University	1	●				●
Saras Sarasvathy	63	2015	Paul Hammaker Professor of Business Administration at University of Virginia’s Darden Graduate School of Business	0	●			●
G. Kennedy Thompson	71	2017	Former Partner of Aquiline Capital Partners	2	●	●	●		●
			Number of meetings in fiscal 2021			4	6	4	6

(1)	“C” indicates a committee chair.

LENDINGTREE 2022 Proxy Statement | Proxy Summary 5

Executive Compensation Highlights

We employ a number of practices that reflect our pay-for-performance compensation philosophy and related approach to executive compensation.

What we do			What we don’t do
✔	Maintain stock ownership guidelines that cover our Chief Executive Officer (“CEO”) (6x base salary) and our other NEOs (1.5x-3x base salary).	×	No excise tax gross-up.
✔	Maintain stock ownership guidelines of 5x annual retainer for our independent directors.	×	No supplemental company paid retirement benefits.
✔	Maintain a compensation recovery policy covering the cash and equity incentive compensation paid to our executive officers.	×	No repricing of stock options without stockholder approval.
✔	Maintain a minimum vesting period of one year for all equity awards, subject to limited exceptions.	×	No granting of discounted or reload stock options.
✔	Expressly prohibit payment of dividends on unvested equity awards.	×	No guaranteed annual salary increases or bonuses.
✔	Tie the majority of named executive officers’ (“NEOs”) compensation over time to equity awards, the ultimate value of which is driven by our overall performance and valuation.	×	Provide a CEO long-term equity award sooner than the intended front-load period that ends at the end of 2023 (excludes RSUs granted to Mr. Lebda as payment in lieu of cash bonuses).
✔	Grant performance-based equity incentive awards to our CEO with challenging performance hurdles.
✔	Review NEO compensation annually, with the review conducted by our Compensation Committee that consists solely of independent directors.

Our executive compensation programs are intensely focused on aligning pay with performance:

-	Our CEO’s and NEO’s annual bonus award program and long-term equity awards are designed to encourage outstanding executive performance and to be aligned with stockholder interests.

-	Our CEO’s salary and bonus target have not increased since fiscal 2017, and our CEO’s salary will not increase in fiscal 2021, 2022, or 2023 based on the terms of his new employment agreement.

-	Our CEO’s 2021 annual bonus was tied to company performance and to his individual performance which includes oversight of our divisions, and his actual award was 65% of his target annual bonus. In addition, our CEO’s 2021 annual bonus was paid as a grant of restricted stock units (“RSUs”) with a one-year cliff vest in place of a cash bonus.

•	100% of the long-term incentives granted in December 2020 pursuant to our CEO’s new 2020 employment agreement were highly performance-based:

•	These awards reflect the entirety of our CEO’s long-term incentive compensation through the end of fiscal 2023, meaning that our CEO will not receive any additional long-term incentive awards in 2021, 2022 or 2023. The December 2020 grant is viewed by the Company as compensation for fiscal 2021 – 2023, rather than as part of the 2020 CEO compensation program. The CEO’s December 2020 equity was reported as our CEO’s compensation for fiscal 2020 in the Summary Compensation Table, because the awards were granted in the final month of fiscal 2020. The committee has no intention of changing the front-load or grant schedule, nor of modifying any of the performance conditions or the exercise price of the CEO’s 2020 awards.

•	30% are stock options that have a 25% premium exercise price.

•	70% are stock options that (a) had a 25% premium exercise price of $300 when granted (closing price on 12/03/20 grant date was $239.47), and (b) are only earned if there is future achievement of stock price increases between 81% and 191% above the share price on the date of grant. The current stock price is considerably lower than the grant price and these underwater premium priced options and stock price-contingent options were not amended in 2021 and the committee has no intention of amending the awards or making new awards to the CEO until 2024.

•	Options granted to our CEO in connection with his new employment agreement at the end of 2020 have a truly long-term and performance-based orientation, as these awards do not fully vest for six years and have a two-year holding requirement on the net after-tax shares retained by our CEO following his exercise. 70% of the options have performance price hurdles that required a minimum stock price growth of 135% over 4.25 years in order to be earned at target (target price is $563.73), and all of the options had a 25% premium exercise price of $300 when grant date price was $239.47. As a result, the option design ensures that our stockholders will earn a substantial return before our CEO can realize value from the exercise of the options. The CEO was not granted any long-term incentive equity awards in 2021, and he will not be granted new awards until 2024.

Proxy Summary | LENDINGTREE 2022 Proxy Statement 6

•	During fiscal 2021, we implemented a rigorous stock ownership policy for our executives. Under the policy, our NEOs are required to maintain minimum beneficial ownership of our stock equal to 6x of base salary for our CEO and 1.5x-3x of base salary for our other NEOs. As of December 31, 2021, all of our NEOs were in compliance with the stock ownership policy. The non-employee directors also have an ownership guideline for 5x their annual Board cash retainer.

•	During fiscal 2021, we implemented a compensation recovery policy (also known as an incentive recoupment or clawback policy), under which the Compensation Committee has the discretion to recover performance-based equity and cash incentive compensation paid to our executive officers, including the NEOs, if the compensation would not have been earned based on a material restatement of our financial statements within the prior three years or due to the NEO’s termination for cause.

Stockholder Engagement

At LendingTree, we strive to engage with stockholders on a consistent basis to better understand their perspectives and concerns. We hold Investor Days, develop investor outreach programs, and have direct communication channels with stockholders. We engage with our stockholders throughout the year to get their perspectives and feedback on various topics, which allows us to better understand their priorities and concerns. Among the topics which we engaged with our stockholders about are: financial results, financial outlook, corporate strategy and priorities, key initiatives across various business lines, our balance sheet and capital allocation philosophy, and executive compensation. Stockholders may at any time communicate with any of our directors by emailing us at legal@lendingtree.com.

See the Stockholder Engagement Process discussion in the Corporate Governance section on page 15 of this proxy statement for more detail about our stockholder engagement program.

Note about Forward-Looking Statements

This proxy statement contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements related to our anticipated financial performance, business prospects and strategy; anticipated trends and prospects in the various industries in which our businesses operate; new products, services and related strategies; and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. The use of words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements.

Actual results could differ materially from those contained in the forward-looking statements. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include those matters discussed in our Annual Report on Form 10-K for the year ended December 31, 2021.

Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, the forward-looking statements discussed in this proxy statement may not prove to be accurate. Accordingly, readers should not place undue reliance on these forward-looking statements, which only reflect the views of LendingTree, Inc.’s management as of the date of this proxy statement. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations, except as required by law.

LENDINGTREE 2022 Proxy Statement | Proxy Summary 7

In 2017, our Audit Committee approved a relationship with EverFi, Inc. pursuant to which EverFi, Inc. would provide financial literacy digital learning courses in communities where the Company operates as part of the Company’s community outreach and philanthropic efforts. The Company’s financial commitment to EverFi, Inc. was $225,000 for each of 2017 and 2018. In 2019, the agreement with EverFi, Inc. was amended to (i) continue the Company’s financial commitment through July 2022 in an amount up to $250,000 per year, and (ii) utilize EverFi, Inc.’s suite of online compliance training programs for the Company’s employees through March 2022 for $30,000 per year. In 2020, the agreement with EverFi, Inc. was further amended to (i) include COVID safety training resources for Company employees through September 2023 for $5,000 for year one, $5,150 for year two, and $5,305 for year three, and (ii) creating single sign on access for Company employees and expanding access to training materials through October 2023 for $42,757 per year. Amendments to the initial EverFi, Inc. agreement were approved by our Audit Committee. EverFi was purchased by Blackbaud, Inc. in December of 2021. Mr. Davidson, a director, was the co-founder of and previously served as the Chief Executive Officer of EverFi, Inc. Mr. Davidson now serves as Executive Vice President of Blackbaud and President of EverFi.

In 2017, our Audit Committee approved a relationship with ATTOM Data Solutions, LLC (f/k/a Renwood Realty Trac, LLC) (“ATTOM”) pursuant to which ATTOM would license data to the Company for $11,000 per month for a period of eighteen months. Later in 2017, the agreement with ATTOM was amended to expand the licensed data that the Company would receive for an additional $70,500 per year. In 2018, the agreement with ATTOM was further amended to (i) extend the term for a period of eighteen months, and (ii) reduce the monthly fee to $9,583 per month. In 2020 and 2021, the agreement was amended to extend the term. Amendments to the initial ATTOM agreement were approved by our Audit Committee. Mr. Ozonian, a director, sits on the Board of ATTOM.

In 2022, our Audit Committee approved a relationship with ImagineLF, LLC pursuant to which ImagineLF would perform marketing services for the Company’s insurance division. Mr. Dalporto, a director, is the brother in law of the founder of ImagineLF.

In fiscal 2021, we paid total compensation of $427,356, which is comprised of base salary, cash incentive compensation and equity awards, to Megan Greuling.  For fiscal 2022, Ms. Greuling’s annual salary is $140,000 and she has a target bonus of 30% of her annual salary. She also received $250,000 in restricted stock units in March 2022. Ms. Greuling is the spouse of our CEO and is our Vice President, Head of Corporate Communications.

Certain Relationships and Related Transactions | LENDINGTREE 2022 Proxy Stateme 8

Our Board of Directors has adopted a written policy setting forth the procedures we undertake while reviewing and approving related person transactions. The policy covers any transaction, arrangement or relationship in which we are or will be a participant, the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest other than (a) employment relationships or transactions involving an executive officer and any related compensation solely resulting from such employment if such compensation was approved, or recommended to our Board of Directors for approval, by the Compensation Committee; (b) compensation for serving as a director; (c) payments arising solely from the ownership of our equity securities in which all holders of that class of equity securities received the same benefit on a pro rata basis; or (d) such other exclusions as may be permitted pursuant to applicable rules and regulations of the Securities and Exchange Commission (“SEC”) or any stock exchange upon which our common stock may then be listed.

Under the policy, “related person” means: (1) any of our directors, director nominees or executive officers; (2) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; (3) any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of, and/or any other person (other than a tenant or employee) sharing the household of, any person named in (2) or (3) above; (4) any firm, corporation or other entity or organization (profit or not-for-profit) for which any person named in (1)-(2) above serves as an employee, executive officer, partner or principal (or other similar position); and (5) any firm, corporation or other entity or organization (profit or not-for-profit) for which any person named in (1)-(2) above has a 5% or greater beneficial ownership interest.

Under the policy, all related person transactions where the amount involved exceeds $120,000 must be reviewed by either our Audit Committee or another independent body of our Board of Directors.

LENDINGTREE 2022 Proxy Statement | Related Persons Transaction Policy 9

Corporate Governance Practices

LendingTree is committed to good corporate governance that aligns with stockholder interests. We maintain numerous policies and practices that demonstrate this commitment, including the following:

Board Practices, Composition, Accountability and Independence	Alignment with Stockholder Interests

•    88.8% of our director nominees are independent.

•    Strong lead independent director with well-defined role.

•   Annual election of directors.

•    Majority vote for director elections.

•   Two of our directors are female.

•  Two of our directors self-identify as racially/ethnically diverse.

•  Annual Board and committee evaluations.

•   One vote per share.

•   Not a controlled company.

•   Do not require supermajority vote to amend charter or bylaws.

•   Executive compensation is intensely focused on pay for performance.

•   Stock ownership guidelines for directors and executive officers.

Board of Directors Responsibilities and Structure

ROLES

Our Board of Directors acts as an agent of LendingTree’s stockholders by closely monitoring the performance of LendingTree’s management. The Board of Directors primarily:

Assesses LendingTree’s financial and corporate governance performance to determine whether LendingTree’s policies and practices create value for LendingTree’s stockholders.	Approves acquisitions, divestitures and investments and associated financing, employee retention and compensation arrangements.	Oversees the determination of compensation, benefit and related plans, policies and agreements to be submitted to the stockholders for final approval.

The Board’s Role in Strategy

Board Role in Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to enhance long-term organizational performance and stockholder value. A fundamental part of risk management is not only understanding the risks we face, how those risks may evolve over time, and what steps management is taking to manage and mitigate those risks, but also understanding what level of risk tolerance is appropriate for us. Management is responsible for the day-to-day management of the risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board of Directors regularly reviews information regarding cybersecurity, marketing, operations, finance and business development as well as the risks associated with each. In addition, our Board of Directors discusses with management our strategies, key challenges, and risks and opportunities and receives a report on Sarbanes-Oxley compliance on at least an annual basis.

Corporate Governance | LENDINGTREE 2022 Proxy Statement 10

While our Board of Directors is ultimately responsible for risk oversight, committees of our Board of Directors also have been allocated responsibility for specific aspects of risk oversight. In particular, the Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls, risk assessment, risk management, information security, and cyber security. Our Board of Directors and the Audit Committee regularly discuss with management the Company’s major risk exposures, their potential financial impact on the Company, and the steps taken to monitor and control those risks. The Compensation Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the risks arising from our compensation policies and programs. The Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the risks associated with board organization, membership and structure, ethics and compliance, succession planning for our directors, and corporate governance.

Our full Board is responsible for overseeing material risks including risks relating to environmental or social matters, with the support of the Nominating and Corporate Governance Committee.

We believe the current leadership structure of the Board supports the risk oversight functions described above by providing independent leadership at each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee levels (with our Lead Independent Director chairing the Audit Committee and Compensation Committee), with ultimate oversight by the full Board, as led by the Chairman and the Lead Independent Director.

Board Oversight

•	Regularly review and discuss significant risks with management, including through strategic discussions and reviews of annual operating plans, financial performance, merger and acquisition opportunities, market environment updates, and presentations on specific risks.

•	Consider regular reports from each committee regarding risk matters under its purview.

Audit Committee	Compensation Committee	Nominating and Governance Committee	Transactions Committee

•  Maintains the integrity of our financial statements.

•  Assesses the effectiveness of our internal control over financial reporting.

•  Monitors the qualifications and independence of our independent  registered public accounting firm.

•   Oversees the performance of our independent registered public accounting firm.

•  Ensures our compliance with legal and regulatory requirements.

•  Reviews cyber-security, data protection, and privacy policies.

•  Annually reviews and approves the base salaries and incentive opportunities of our executive officers and assures compliance with associated regulatory requirements.

•  Periodically reviews and approves our executive officers’ incentive awards and opportunities, employment agreements and severance arrangements, change-in-control agreements and special or supplemental compensation or benefits.

•  Monitors the ongoing administration of stockholder-approved plans, policies and agreements.

•  Gives an annual Compensation Committee Report.

•  Periodically review the Company’s management succession planning.

•  Identifies, evaluates and recommends candidates for election to our Board of Directors.

•  Considers any director candidates recommended by our stockholders.

•  Reviews and makes recommendations to the Board with respect to the compensation and benefits of directors.

•  Oversees our corporate governance practices and procedures, including reviewing and recommending to the Board for approval any changes related to our corporate governance framework.

•  Reviews environmental, social and governance efforts that management has implemented to monitor and address the Company’s impact on environmental and social issues.

• Reviews and assesses, and assists the Board in reviewing and assessing, potential acquisitions, divestitures and investments. • Conducts periodic reviews of completed transactions.

BOARD OF DIRECTORS LEADERSHIP STRUCTURE

Our Board of Directors may elect one of its members to be Chairman of the Board and may fill any vacancy in the position of Chairman of the Board at such time and in such manner as the Board of Directors determines is appropriate. The Chairman of the Board may be, but need not be, employed by the Company. The Chairman of the Board presides at and leads all meetings of the Board of Directors.

Mr. Lebda serves as our CEO and Chairman of our Board of Directors. Mr. Lebda is the founder of the Company and has served as our CEO and Chairman of our Board of Directors since our August 2008 spin-off from IAC/InterActiveCorp. Our Board of Directors believes that it is important to have a unified leadership vision which Mr. Lebda is uniquely positioned to provide. Our Board of Directors also believes that the Company is best served by a Chairman, like Mr. Lebda, who is actively involved with the Company and is therefore able to bring great depth of knowledge about the Company to the role.

LENDINGTREE 2022 Proxy Statement | Corporate Governance 11

In November 2016, the independent members of our Board of Directors designated Steven Ozonian to serve as Lead Independent Director. The Board of Directors determined that the Company would be well served by appointing a Lead Independent Director who is a non-employee and is independent (as such term is defined by the applicable rules of the Securities and Exchange Commission and Nasdaq Listing Rules). The Lead Independent Director serves as a liaison between the Chairman of the Board and the other directors and fosters free and open communication between the Board of Directors and management of the Company. The Lead Independent Director also assists the Chairman in reviewing and setting agendas for the Board of Directors meetings and in overseeing the effectiveness of the Board of Directors meetings.

Role of Chairman of the Board	Role of Lead Independent Director

Mr. Lebda’s responsibilities as Chairman of the Board include:	Mr. Ozonian’s responsibilities and authority as Lead Independent Director include:

•  Setting the agenda for Board of Directors meetings in consultation with the Lead Independent Director.

•  Serving as liaison between the Board and senior management.

•  Overseeing the annual board evaluation in consultation with the Lead Independent Director and the Chair of the Nominating and Corporate Governance Committee.

•  Being available to the Board of Directors to assume additional responsibilities, as may be requested from time to time.

•  Calling special meetings of the Board of Directors and stockholders.

•  Presiding at meetings of the Board at which the Chairman of the Board is not present, including executive sessions of non-executive directors, which occur at least quarterly.

•  Approving the agenda for Board of Directors meetings (in consultation with the Chairman of the Board) and the schedule for Board of Directors meetings, including to provide that there is sufficient time for discussion of all agenda items.

•  Ensuring the Board of Directors receives adequate and timely information.

•  Serving as liaison between the Chairman of the Board and the non-executive directors.

•  Overseeing the annual board evaluation in consultation with the Chairman of the Board and the Chair of the Nominating and Governance Committee.

•  Being available for consultations and communications with major stockholders upon request.

•  Calling executive sessions of the non-executive directors.

BOARD OF DIRECTORS MEETINGS

The Board of Directors and its committees meet throughout the year on a set schedule and also hold special meetings and act by written consent from time to time as appropriate. The Board held four meetings during fiscal 2021.

ATTENDANCE AT BOARD OF DIRECTORS AND COMMITTEE MEETINGS

The Board of Directors expects that all directors will prepare for, attend and participate in all Board of Directors and applicable committee meetings, and will see that other commitments do not materially interfere with their service on the Board of Directors.

During fiscal 2021, all then-current directors attended at least 85% of the aggregate number of meetings of the Board of Directors and the committees on which they served. Six of the then serving directors, including Mr. Lebda, attended the 2021 virtual Annual Meeting of Stockholders. We encourage all directors to attend the 2022 virtual annual meeting.

Corporate Governance | LENDINGTREE 2022 Proxy Statement 12

Director Independence

Under the Listing Rules of the Nasdaq Stock Market, our Board of Directors has a responsibility to make an affirmative determination that those members of our Board of Directors that serve as independent directors do not have any relationships with the Company and its businesses that would impair their independence. In connection with these determinations, our Board of Directors reviews information regarding transactions, relationships and arrangements involving the Company and its businesses and each director that it deems relevant to independence, including those required by the Listing Rules of the Nasdaq Stock Market.

Our Board of Directors has determined that each of Mr. Dalporto, Mr. Davidson, Mr. Ernst, Ms. Henderson, Mr. Ozonian, Mr. Rodriguez, Ms. Sarasvathy, Mr. Thompson and Ms. Witz is an independent director within the meaning of the applicable Nasdaq standards.

Qualifications of Directors

Our Nominating and Corporate Governance Committee considers and recommends candidates for election to our Board of Directors as well as nominees for committee memberships and committee chairs to our Board of Directors. Each member of the Nominating and Corporate Governance Committee participates in the review of director candidates. The full Board of Directors makes final determinations on director nominees.

Our Board of Directors does not have specific requirements for eligibility to serve as a director of LendingTree. However, in evaluating candidates, regardless of how recommended, our Board of Directors considers whether the professional and personal ethics and values of the candidate are consistent with ours, whether the candidate’s experience and expertise would be beneficial to our Board of Directors in rendering its service to us, whether the candidate is willing and able to devote the necessary time and energy to the work of our Board of Directors and whether the candidate is prepared and qualified to represent the best interests of our stockholders.

In evaluating director candidates, the Chair of the Nominating and Corporate Governance Committee and other committee members may conduct interviews with certain candidates and make recommendations to the committee. Other members of our Board of Directors may also conduct interviews with director candidates upon request, and the Nominating and Corporate Governance Committee may retain, at its discretion, third-party consultants to assess the skills and qualifications of the candidates. Although our Board of Directors does not have a specific policy with respect to diversity, the Nominating and Corporate Governance Committee considers the extent to which potential candidates possess sufficiently diverse skill sets and diversity characteristics that would contribute to the overall effectiveness of our Board of Directors.

In identifying potential director candidates, the Nominating and Corporate Governance Committee seeks input from other members of our Board of Directors and executive officers, and may also consider recommendations by employees, community leaders, business contacts, third-party search firms and any other sources deemed appropriate by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will also consider director candidates recommended by other stockholders to stand for election at the Annual Meeting of Stockholders so long as such recommendations are submitted in accordance with the procedures described below under “Stockholder Recommendations of Director Candidates.”

Stockholder Recommendations of Director Candidates

The Nominating and Corporate Governance Committee will evaluate candidates recommended by stockholders in the same manner as all other candidates brought to the attention of the Nominating and Corporate Governance Committee. Stockholders who wish to make such a recommendation should send the recommendation to legal@lendingtree.com. The subject line should read “Director Nominee Recommendation.” The recommendation must identify the sender as a stockholder, provide a brief summary of the candidate’s qualifications and experience, together with an indication that the recommended individual would be willing to serve (if elected).  The email must also be accompanied by evidence of the sender’s stock ownership. Any director recommendations will be reviewed by the Corporate Secretary and, if deemed appropriate, forwarded to the Chairman of the Board for further review. If the Chairman of the Board believes that the candidate fits the qualifications of a director described above, then the recommendation will be shared with the entire Board of Directors.

Board Evaluation Process

Annually, our Board members complete an assessment of Board performance. This assessment typically includes an evaluation of topics covered by the Board during the year, Board culture and structure, Board processes, and information received by the Board during the past year.  The Nominating and Corporate Governance Committee oversees this process.

LENDINGTREE 2022 Proxy Statement | Corporate Governance 13

Board Committees and Charters

The Board has delegated certain responsibilities and authority to its four standing committees, as described below. Committees report regularly to the full Board on their activities and actions.

The Board currently has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Transactions Committee. Each committee has a charter that it reviews annually, making recommendations to our Board of Directors for any charter revisions that might be needed to reflect evolving best practices. The members of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent and appointed by the Board based on recommendations of the Nominating and Corporate Governance Committee. These committees have the opportunity to meet in closed session, without management present, during each committee meeting.

CURRENT MEMBERS	Audit Committee
Steven Ozonian (Chair) Robin Henderson G. Kennedy Thompson NUMBER OF MEETINGS HELD IN FISCAL 2021 4

The Audit Committee functions pursuant to a written charter adopted by our Board of Directors, a copy of which may be found at our website at https://investors.lendingtree.com/governance-documents (not hereby incorporated by reference). The Audit Committee is appointed by our Board of Directors to assist our Board of Directors with a variety of matters described in its charter, which include (1) maintaining the integrity of our financial statements, (2) assessing the effectiveness of our internal control over financial reporting, (3) monitoring the qualifications and independence of our independent registered public accounting firm, (4) overseeing the performance of our independent registered public accounting firm, (5) ensuring our compliance with legal and regulatory requirements and (6) reviewing our cyber-security, data protection, and privacy policies.

Our Board has determined that each member of the Audit Committee is both independent (as defined under applicable Nasdaq listing standards and SEC rules related to audit committee members) and financially literate (as required by Nasdaq listing standards). The Board also has determined that each of Mr. Ozonian and Mr. Thompson qualifies as an “audit committee financial expert” as defined by SEC rules and has “financial sophistication” in accordance with Nasdaq listing standards.

The Audit Committee held closed sessions with our independent registered public accounting firm, PricewaterhouseCoopers LLP, during all of its regularly scheduled meetings in fiscal 2021.

CURRENT MEMBERS	Compensation Committee
Steven Ozonian (Chair) G. Kennedy Thompson Mark Ernst (1) NUMBER OF MEETINGS HELD IN FISCAL 2021 6

The Compensation Committee functions pursuant to a written charter adopted by our Board of Directors, a copy of which may be found at our website at https://investors.lendingtree.com/governance-documents (not hereby incorporated by reference). The Compensation Committee is responsible for discharging the responsibilities of our Board of Directors relating to compensation of our Chief Executive Officer and our other executive officers and has overall responsibility for approving and evaluating all of our compensation plans, policies and programs as they affect our executive officers as well as complying with associated regulatory requirements.  All of the members of the Compensation Committee are independent directors within the meaning of the applicable Nasdaq listing standards.

For more information on the responsibilities and activities of the Compensation Committee, including its processes for determining executive compensation, see the “Compensation Committee Report” and “Compensation Discussion and Analysis” below, particularly the discussion of the “Role of the Compensation Committee, Compensation Consultants and Executive Officers in Compensation Determinations.”

Each member of the Compensation Committee is independent under Nasdaq listing standards. Each member is also a “Non-Employee Director,” as defined in SEC Rule 16(b)-3.

Corporate Governance | LENDINGTREE 2022 Proxy Statement 14

CURRENT MEMBERS	Nominating and Corporate Governance Committee
Thomas M. Davidson, Jr. (Chair) Robin Henderson Saras Sarasvathy	The Nominating and Corporate Governance Committee functions pursuant to a written charter adopted by our Board of Directors, a copy of which may be found at our website at https://investors.lendingtree.com/governance-documents(not hereby incorporated by reference). The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending candidates for election to our Board of Directors. Additionally, the Nominating and Corporate Governance Committee is responsible for recommending compensation arrangements for non-employee directors. Our Board has determined that each member of the Nominating and Governance Committee is independent, as defined under applicable Nasdaq listing standards.
NUMBER OF MEETINGS HELD IN FISCAL 2021 4
CURRENT MEMBERS	Transactions Committee
Douglas Lebda (Chair) Gabriel Dalporto Thomas M. Davidson, Jr. G. Kennedy Thompson Diego Rodriguez

The Transactions Committee functions pursuant to a written charter adopted by our Board of Directors, a copy of which may be found at our website at https://investors.lendingtree.com/governance-documents (not hereby incorporated by reference). The Transactions Committee is responsible for reviewing and assessing, and assisting the Board in reviewing and assessing, potential strategic acquisitions, divestitures and investments, and related financing and strategies.

NUMBER OF MEETINGS HELD IN FISCAL 2021 6

(1) Jennifer Witz was a member of the committee until her resignation on April 27, 2022.

Compensation Committee Interlocks and Insider Participation

With the exception of Mr. Ozonian who was an officer and employee of LendingTree from November 1, 2010 through March 31, 2011, no director who served on the Compensation Committee during fiscal 2021 has at any time been an executive officer or employee of LendingTree. In addition, no executive officer of LendingTree during fiscal 2021 served, or currently serves, on the board of directors or the compensation committee (or a functionally equivalent committee) of any entity that has one or more executive officers who serve on our Board or our Compensation Committee.

Stockholder Engagement Process

At LendingTree, we strive to engage with stockholders on a consistent basis so as to better understand their perspectives and concerns. We hold investor days, investor outreach programs and have direct communication channels between stockholders and the Board. Our Annual Meeting of Stockholders also provides an opportunity for further stockholder engagement. Stockholder feedback is shared with the Board and referenced during Board discussions. Where appropriate, we aim to incorporate feedback and information obtained through our stockholder engagement process into our decision-making.

INVESTOR OUTREACH

We engage with our stockholders and other prospective investors throughout the year to get their perspectives and feedback on various topics, which allows us to better understand their priorities and concerns. Among the topics which we engaged with our stockholders about are:

•	financial results;

•	financial outlook;

•	corporate strategy and priorities;

•	key initiatives across various lines of business;

•	executive compensation and

•	the health of the Company’s balance sheet and capital allocation philosophy.

We will continue to engage with our stockholders on a regular basis in order to understand their perspectives and incorporate their feedback, as appropriate, on our performance, business strategies, executive compensation programs and corporate governance practices.

LENDINGTREE 2022 Proxy Statement | Corporate Governance 15

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Stockholders may, at any time, communicate with any of our directors by emailing legal@lendingtree.com. The subject line should read “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such emails must identify the sender as a stockholder, provide evidence of the sender’s stock ownership, and clearly state whether the intended recipients are all members of our Board of Directors or a particular director or directors.

All communications received in accordance with these procedures will be reviewed by the Corporate Secretary and forwarded to the appropriate director or directors unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient. Examples of stockholder communications that would be considered improper for submission include communications that:

•	do not relate to the business or affairs of our Company or the functioning or constitution of our Board of Directors or any of its committees;

•	relate to routine or insignificant matters that do not warrant the attention of our Board of Directors;

•	are advertisements or other commercial solicitations;

•	are frivolous or offensive; or

•	are otherwise not appropriate for delivery to directors.

The inclusion of any website address in this proxy statement does not incorporate by reference the information on or accessible through the website into this proxy statement.

Corporate Social Responsibility and Environmental, Social and Governance Approach

Corporate Social Responsibility is very important to LendingTree. In conducting our business, we strive to give back to the communities in which we work. Our Corporate Responsibility initiatives are generally overseen by our Head of Corporate Citizenship.

Our Environmental Footprint. We consider our environmental footprint whenever appropriate. We are committed to reducing the impact of our operations, and to using resources and materials thoughtfully.

Resources and Partnerships. Our open-access LendingTree Academy provides education to consumers on important financial literacy topics, such as credit scoring models, budgeting tips and how to avoid common financial missteps through blog posts and educational videos.

The LendingTree Foundation.  Established in August 2017, The LendingTree Foundation is a private foundation created by LendingTree and exempt from federal income tax under Internal Revenue Code Section 501(c)(3). The LendingTree Foundation’s philanthropic mission is to amplify economic opportunities for individuals, businesses and communities through our LendaHand initiative and strategic community alignment that focuses on promoting empowerment and helping overcome obstacles, financial and otherwise, in areas that align with LendingTree’s core principles and the Foundation’s philanthropic pillars:

-	Financial Wellness

-	Entrepreneurship and Innovation

-	Homeownership

-	Upward Mobility

Corporate Governance | LENDINGTREE 2022 Proxy Statement 16

By leveraging our expertise and focusing on these areas, it is our belief that we can achieve the greatest impact to improve the lives of all, in these areas and beyond.

LENDINGTREE 2022 Proxy Statement | Corporate Governance 17

Corporate Governance | LENDINGTREE 2022 Proxy Statement 18

LENDINGTREE 2022 Proxy Statement | Corporate Governance 19

Meanwhile, at LendingTree Corporate...

LENDINGTREE, LLC CONTINUED THEIR ANNUAL $200 LENDAHAND PROGRAM

Back in 2012, LendingTree CEO Doug Lebda decided to give each LendingTree employee $200 to donate to the cause of his or her choice. In 2021, 775 employees participated, totaling $155,000 in donations from LendingTree corporate philanthropy.

2021 was a big year but 2022 will be even bigger.

We can't wait to see what we will accomplish together!

Human capital resources We are committed to investing in our employees and nurturing an entrepreneurial and dynamic work environment. We achieve this through dedication to our core principles which include:

-	Building truly outstanding products;

-	Being open and candid;

-	Acting with urgency and creativity;

-	Taking charge;

-	Setting goals and being accountable; and

-	Committing to excellence.

Employees are stockholders of the Company, allowing them to take charge and have a direct impact on company choices. We provide individual, career and leadership development opportunities to strengthen skills. We have implemented strong policies and practices to foster a safe and inclusive workplace allowing employees to develop and reach their full potential, and although our employees hold many values in common, our leadership team actively works to attract, develop, and retain talent from a range of backgrounds and experiences in order to benefit from diverse perspectives. The Company and our employees are committed to helping our communities thrive through a variety of Company-sponsored annual and ongoing community outreach efforts.

Data Privacy We are committed to protecting consumer and employee information, and our Board of Directors and management team devote a significant amount of time and attention to data privacy. We comply with applicable data privacy laws and regulations and have implemented procedures designed to comply with such laws and regulations.

Board Oversight of Material Environmental and Social Governance (“ESG”) Risk. LendingTree takes into account considerations that affect all of our key stakeholders, including our stockholders, customers, employees, communities and regulators. The Nominating and Corporate Governance Committee, in consultation with the full board, has oversight over environmental and social governance, or ESG matters.

Corporate Governance | LENDINGTREE 2022 Proxy Statement 20

Our Board Nominees

At the upcoming Annual Meeting, a board of nine directors will be elected, each to hold office until the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from our Board of Directors). Information concerning all director nominees appears below. Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by our Board of Directors.

Gabriel Dalporto Chief Executive Officer of Udacity, Inc. Director since: 2017 Age: 50

Committees: • Transactions Committee

Biography

Mr. Dalporto has served as the Chief Executive Officer of Udacity, Inc., a technology skills digital education platform, since August 2019. From August 2017 to February 2018, Mr. Dalporto also served as Executive Advisor to the Company. Prior to that, Mr. Dalporto held various positions within the Company, including serving as the Company’s Chief Financial Officer from June 2015 to August 2017, Chief Marketing Officer from April 2011 to June 2015, and President of Mortgage from March 2013 to June 2015. Before joining the Company, Mr. Dalporto served as Founder and Chief Executive Officer of Atomic Financial, Inc., a startup online investing platform, from January 2010 to April 2011. He served as Chief Marketing and Strategy Officer of Zecco Holdings, Inc., an online brokerage company, from January 2007 to December 2009. Mr. Dalporto served as Vice President at E*Trade Financial from August 2004 to November 2006 and as Vice President at JPMorgan Chase from September 2003 to July 2004. Additionally, Mr. Dalporto was elected as director of Guitar Center Holdings, Inc. in December 2018.

Relevant Expertise

Mr. Dalporto brings executive management, financial and capital markets experience, and in-depth digital marketing experience to our Board of Directors.

Other Public Company Boards
None.

LENDINGTREE 2022 Proxy Statement | Proposal No. 1 Election of Directors 21

Thomas M. Davidson, Jr. Executive Vice President of Blackbaud, Inc. and President of EverFi, Inc. Director since: 2017 Age: 50

Committees: • Nominating and Corporate Governance Committee (Chair) • Transactions Committee

Biography

Mr. Davidson is the co-founder and served as Chief Executive Officer of EverFi, Inc., a software-as-a-service education technology company headquartered in Washington, D.C., from inception in 2008 to December 2021. EverFi was acquired by Blackbaud, Inc. in December 2021, and Mr. Davidson now serves as Executive Vice President of Blackbaud and President of EverFi. Prior to founding EverFi, Inc., Mr. Davidson was a venture capitalist at Village Ventures from 2007-2009 with a focus on early-stage technology companies in the education and social media spaces. From 1994 to 2000, Mr. Davidson served three terms in the Maine House of Representatives where he served as Chairman of the Utilities and Energy Committee and was a senior member of the Taxation Committee, the Banking and Insurance Committee and the Business and Economic Development Committee.

Mr. Davidson also serves on the board of DC Public Education Fund.

Relevant Expertise Mr. Davidson brings technology expertise, executive management and government affairs experience to our Board of Directors. Other Public Company Boards None.

Mark Ernst Managing Partner of Bellevue Capital LLC Director since: 2022 Age: 63

Committees: • Compensation Committee

Biography

Mr. Ernst has served as the Managing Partner of Bellevue Capital LLC, a private investment firm, since May 2018. Prior to joining Bellevue, Mr. Ernst served as Executive Vice President and Chief Operating Officer at Fiserv, Inc., a financial services technology company, from January 2011 to April 2018, where he had oversight responsibility for the major operating businesses and support organizations of the enterprise, with a focus on enterprise-wide quality improvement and product management efforts. Mr. Ernst previously served as Deputy Commissioner at the Internal Revenue Service from January 2009 to November 2010. Mr. Ernst served in various executive roles at H&R Block, Inc., including as Chairman, President and Chief Executive Officer from 2001 to 2007 and as Chief Operating Officer from 1998 to 2000. Prior to joining H&R Block, Mr. Ernst served in various executive roles at American Express Company. Mr. Ernst currently serves as the Chairman of the board of directors of the Financial Health Network, a consumer-focused financial services advocacy organization and is a director and officer of the Ernst Family Foundation. He serves on the board of Blucora, Inc. (NASDAQ: BCOR) and previously served on the boards of Great Plains Energy Incorporated (now Evergy Nasdaq: EVRG), Knight-Ridder Inc. (formerly NYSE: KRI) and SAIA, Inc. (Nasdaq: SAIA). Mr. Ernst received Bachelor’s degrees in finance and accounting from Drake University, where he is a member of the Board of Trustees, and an M.B.A. From the University of Chicago Booth School of Business, where he has served on its Advisory Board.

Relevant Expertise

Mr. Ernst brings extensive relevant industry and executive experience and knowledge to the Board, having spent 30 years in the financial services industry, including financial product management, operational, capital allocation and strategy development experience. Mr. Ernst also has significant experience leading merger and acquisition processes.

Other Public Company Boards
Blucora, Inc. (Nasdaq: BCOR)

Proposal No. 1 Election of Directors | LENDINGTREE 2022 Proxy Statement 22

Robin Henderson Senior Director, Private Capital Group, of RXR Realty Director since: 2014 Age: 52

Committees: • Nominating and Corporate Governance Committee • Audit Committee

Biography

Ms. Henderson is Senior Director, Private Capital Group, of RXR Realty, which manages commercial real estate properties and investments with an aggregate gross asset value of approximately $20.8 billion, comprising approximately 26.5 million square feet of commercial properties, inclusive of a multi-family residential portfolio of approximately 7,100 units under operation or development. Ms. Henderson joined RXR in February 2010. She is responsible for sourcing institutional capital for both the company’s asset level joint ventures and discretionary funds. Since joining RXR, Ms. Henderson has led the effort in raising approximately $9 billion of equity. From May 1998 to December 2009, Ms. Henderson was with Wachovia Securities, ultimately serving as Vice President within Real Estate Corporate Finance with a focus in Real Estate Private Equity.

Relevant Expertise

Ms. Henderson brings to our Board of Directors extensive real estate industry, finance and capital markets experience. Ms. Henderson also provides our Board of Directors with extensive executive and management experience.

Other Public Company Boards
None.

Douglas Lebda Chairman and Chief Executive Officer of LendingTree, Inc. Director since: 2008 Age: 52

Committees: • Transactions Committee (Chair)

Biography

Mr. Lebda is our Chairman, Chief Executive Officer and a member of our Board of Directors and has served in such capacities since January 2008, when the Company was spun-off from IAC/InterActiveCorp. Previously, Mr. Lebda served as President and Chief Operating Officer of IAC/InterActiveCorp from January 2006 to August 2008. Prior to that, Mr. Lebda served as Chief Executive Officer, President and Chairman of the Board of Directors of LendingTree, LLC, which he founded in June 1996. Before founding LendingTree, Mr. Lebda worked as an auditor and consultant for PricewaterhouseCoopers.

Relevant Expertise

Mr. Lebda, as the founder of LendingTree, LLC, provides our Board of Directors with a vital understanding and appreciation of the Company’s business and history. His experience as Chief Operating Officer of IAC/InterActiveCorp, a large conglomerate of Internet companies, as well as his financial and accounting expertise, also qualify him to serve on our Board of Directors. Mr. Lebda also brings to our Board of Directors a valuable understanding of the role played by directors of publicly-held companies due to his prior service on the board of Eastman Kodak Company.

Other Public Company Boards
None.

LENDINGTREE 2022 Proxy Statement | Proposal No. 1 Election of Directors 23

Steve Ozonian Chief Executive Officer of the Williston Financial Group Director since: 2011 Age: 66

Committees: • Audit Committee (Chair) • Compensation Committee (Chair)

Biography

Mr. Ozonian currently serves as CEO of the Williston Financial Group and serves on its Board of Directors. He previously served as a member of our Board of Directors from August 2008 to November 2010. He resigned from the Board of Directors effective November 1, 2010 to join our company as Chief Executive Officer of its proprietary full service real estate brokerage business known as RealEstate.com, REALTORS®. In March 2011, we announced that we had finalized a plan to close all of the field offices of RealEstate.com and Mr. Ozonian resigned from his position as Chief Executive Officer of the division. Prior to his employment at our company, Mr. Ozonian served as the Chairman of the Board of Directors of Global Mobility Solutions, a global provider of human resources and real estate services. Mr. Ozonian has held other high-level positions in the homeownership industry including Chairman and CEO of Prudential’s real estate and related businesses, CEO of Realtor.com and National Homeownership Executive for Bank of America.

Mr. Ozonian is a member of the Board of Directors of Attom Data, a real estate data services company. Mr. Ozonian is also a member of the Board of Directors of Inside Real Estate, a real estate software services provider to the residential real estate industry.

Relevant Expertise

Mr. Ozonian provides our Board of Directors with valuable large public company leadership experience and mergers and acquisitions expertise. He has significant executive experience and a deep understanding of the functions of a board of directors acquired through service as chairman of other corporate boards.

Other Public Company Boards

None.

Diego Rodriguez Technology Leader and Former Chief Product Officer, Intuit Director since: 2022 Age: 52

Committees: • Transactions Committee

Biography

From 2017 to 2021, Mr. Rodriguez was an Executive Vice President and Chief Product and Design Officer at Intuit, Inc. Prior to joining Intuit, Mr. Rodriguez was a Partner and Global Managing Partner at IDEO LP. As Global Managing Director of IDEO Futures he managed the creation of growth ventures, and funded and incubated a portfolio of external startups. At the start of his career Mr. Rodriguez developed leading-edge products as an engineer at HP and IDEO, and later marketed the pioneering online version of QuickBooks. He holds multiple patents. Mr. Rodriguez served on the Harvard University Board of Overseers and as an Entrepreneur-in-Residence at Harvard Business School. He is a founding faculty member of the Hasso Plattner Institute of Design at Stanford University. Mr. Rodriguez is currently a Global Advisor to Harvard Business School. Mr. Rodriguez has served as a Professor of the Practice in the College of Innovation and Design at Boise State University since 2016. Mr. Rodriguez has served on the board of EngageSmart, Inc. (NYSE: ESMT) since January 2022.

Relevant Expertise

Mr. Rodriguez brings extensive executive experience at a technology company and in the fintech space, product management and development, and growth venture experience to our Board of Directors.

Other Public Company Boards
EngageSmart, Inc. (NYSE: ESMT)

Proposal No. 1 Election of Directors | LENDINGTREE 2022 Proxy Statement 24

Saras Sarasvathy Paul Hammaker Professor of Business Administration at University of Virginia’s Darden Graduate School of Business Director since: 2015 Age: 63

Committees: • Nominating and Corporate Governance Committee

Biography

Ms. Sarasvathy is the Paul Hammaker Professor of Business Administration at University of Virginia’s Darden Graduate School of Business. Her research focuses on high performance entrepreneurship ranging from starting and growing new ventures to creating and fostering high value partnerships that result in enduring and innovative businesses. Ms. Sarasvathy has also worked with thousands of entrepreneurs around the world and has helped train hundreds of entrepreneurship educators and growth-oriented service providers.

Relevant Expertise

Through her research and practical experience co-founding five ventures of her own, Ms. Sarasvathy brings to our company valuable insights and best practices for the development of new products and a global understanding of innovative funding mechanisms.

Other Public Company Boards

None.

G. Kennedy Thompson Former Partner of Aquiline Capital Partners Director since: 2017 Age: 71

Committees: • Audit Committee • Compensation Committee • Transactions Committee

Biography

Mr. Thompson was a partner of Aquiline Capital Partners, a New York based private equity firm, from 2009 until his retirement in April 2018. From 1999 to 2008, Mr. Thompson was President and Chief Executive Officer of Wachovia Corporation. Mr. Thompson served in numerous industry leadership positions including Chairman of the Clearing House, Chairman of the Financial Services Roundtable, Chairman of the Financial Services Forum and President of the Federal Advisory Council of the Federal Reserve Board. Mr. Thompson serves on the Board of Directors of Pinnacle Financial Partners, Inc. (Nasdaq: PNFP), and Insteel Industries, Inc. (Nasdaq: IIIN).

Relevant Expertise

Mr. Thompson brings extensive financial services expertise, public company leadership experience and executive management experience to our Board of Directors.

Other Public Company Boards

Pinnacle Financial Partners, Inc. (Nasdaq: PNFP), and Insteel Industries, Inc. (Nasdaq: IIIN).

LENDINGTREE 2022 Proxy Statement | Proposal No. 1 Election of Directors 25

ELECTION MECHANICS

Majority Voting Standard.  Beginning with our 2018 Annual Meeting, we implemented majority voting in uncontested elections of directors. Accordingly, our bylaws provide that a nominee for director in an uncontested election will be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. However, if the number of nominees exceeds the number of directors to be elected at such meeting as of the date that is five business days in advance of the date that we first file our definitive proxy statement with the Securities and Exchange Commission, then directors will be elected by a plurality of the votes cast. Prior to the 2018 Annual Meeting, directors were elected by a plurality of the votes cast in all circumstances.

In connection with the implementation of a majority voting standard in our bylaws, the Board approved and adopted a Director Resignation Policy on November 8, 2017 for directors who fail to receive the required number of votes in an uncontested election in accordance with our bylaws. The policy requires that the Board will nominate for election or re-election only a candidate who agrees to tender an irrevocable resignation that will be effective upon (i) the failure to receive the required vote at any future annual meeting at which he or she faces re-election; and (ii) Board acceptance of such resignation. The policy further states that upon any candidate failing to be elected in an election at which majority voting applies, the Nominating and Corporate Governance Committee will meet to consider the tendered resignation and make a recommendation to the Board concerning the action, if any, to be taken with respect to the resignation. The policy provides that the Board will then consider and act upon the Nominating and Corporate Governance Committee’s recommendation within 90 days of certification of the vote at the annual meeting. The Board may accept the resignation, refuse the resignation, or refuse the resignation subject to such conditions designed to cure the underlying cause as the Board may impose. Promptly following the decision regarding the tendered resignation, the policy states that we will file with the SEC a current report on Form 8-K disclosing the decision with respect to the resignation, describing the deliberative process and, if applicable, the specific reasons for rejecting the tendered resignation.

✔	The Board recommends that you vote FOR the election of each of the nominated directors.

Proposal No. 1 Election of Directors | LENDINGTREE 2022 Proxy Statement 26

Overview of Our Compensation Program for Non-Employee Directors

Our director compensation program is designed to attract and retain top director talent and align the interests of our directors with the interests of our stockholders. Our Nominating and Corporate Governance Committee is responsible for reviewing and making recommendations to the Board with respect to the compensation of our directors, including any equity-based compensation. Directors who are our employees do not receive compensation for their services on the Board.

Our Nominating and Corporate Governance Committee’s review of our director compensation programs is supported by information provided by the independent compensation consultant to the Compensation Committee, Frederic W. Cook & Co., Inc. (“FW Cook”).

2021 Non-Employee Director Compensation

The following table describes the components of our fiscal 2021 director compensation program. Each element of the compensation is pro-rated for the director’s period of service during the year.

Compensation Element	Amount ($)
Annual Cash Retainer	50,000
Annual Equity Retainer(1)	170,000
Additional Fee for Lead Independent Director	35,000
Additional Fee for Committee Chairs	25,000 – Audit Committee 20,000 – Compensation Committee 13,000 – Nominating and Corporate Governance Committee
Additional Fee for Committee Members (Excluding the Committee Chairs)	10,000 – Audit Committee 10,000 – Compensation Committee 10,000 – Nominating and Corporate Governance Committee 2,500 – Transactions Committee(2)
(1)	Subject to the elections that the non-employee director can make, as described below, $115,000 of the total grant value of the annual equity retainer is in the form of restricted stock units (“RSUs”) and $55,000 is in the form of nonqualified stock options.
(2)	All members of the Transactions Committee receive the same amount of additional fee.

Our non-employee directors may elect to receive any cash fees that they would otherwise be entitled to receive in the form of vested RSUs or stock options with an equivalent value to the cash fees. The election must be made on or before the last day of the year preceding the year in which the cash fees are payable. Elections are irrevocable for the year for which they are made, and a new election is required for each year. Newly elected or appointed directors receive the default equity election for the year in which they are elected or appointed.

Each annual equity retainer provided to our non-employee directors has a total grant value of $170,000, with $115,000 of the retainer in the form of RSUs and $55,000 of the retainer in the form of nonqualified stock options, subject to our directors’ right to elect to receive only stock options. All awards representing our non-employee directors’ equity retainer for fiscal 2021 vest on the earliest of the date of our 2022 annual meeting of stockholders, the first anniversary of the grant date, a change in control of LendingTree and the director’s death or disability.

Our non-employee directors can elect to defer portions of their compensation from Board services pursuant to our nonqualified deferred compensation plan, which permits payment of portions of the directors’ cash or equity compensation until a specified time in the future.

Each of our non-employee director’s total compensation in any calendar year is subject to a limit of $640,000, with the value of any equity-based compensation based on the aggregate grant date fair market value of the underlying awards. Any compensation that is deferred will be counted toward this total compensation limit in the calendar year in which the compensation is vested, and not in any later calendar year when it is paid to the non-employee director.

LENDINGTREE 2022 Proxy Statement | Director Compensation 27

In addition to the compensation elements described above, our non-employee directors are entitled to reimbursement of reasonable expenses incurred in connection with their attendance of Board or committee meetings.

Director Stock Ownership Guideline

In order to align the financial interests of our non-employee directors with those of our stockholders, our Board adopted a stock ownership guideline for non-employee directors in April 2018. The guideline is minimum ownership of five times the annual cash retainer.

Non-employee directors are expected to accumulate the specified ownership within five years of the later of the adoption of the policy or joining the Board. If a non-employee director becomes subject to a higher ownership level due to an increase in annual retainer, then the director is expected to meet the higher ownership level within three years after such increase. All of our non-employees directors were in compliance with our non-employee director stock ownership guideline during fiscal 2021, or within the grace period to be in compliance with the guideline.

Director Compensation Table

The following table summarizes the fiscal 2021 compensation earned by each Board member, other than Mr. Lebda, whose compensation is described under “Executive Compensation Tables” on page 48 of this proxy statement. Mr. Lebda did not receive additional compensation for his services on the Board in fiscal 2021.

Director Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Steven Ozonian	130,000	115,032	54,354	299,386
Robin Henderson	70,000	115,032	54,354	239,386
Saras Sarasvathy	60,000	115,032	54,354	229,386
Thomas M. Davidson, Jr.	65,500	115,032	54,354	234,886
G. Kennedy Thompson	-	-	240,220	240,220
Gabe Dalporto	52,500	115,032	54,354	221,886
Jennifer Witz	-	115,032	114,141	229,173
(1)	These amounts represent the dollar amounts of the aggregate grant date value, computed in accordance with FASB ASC Topic 718, Stock Compensation, of the RSUs and stock options granted to the directors during fiscal 2021. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see Note 13 “Stock-Based Compensation” to our audited, consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as filed with the SEC on March 1, 2022. The stock options’ maximum term is ten years after the date of grant. On June 9, 2021, (i) each of Messrs. Davidson, Ozonian and Dalporto and Mses. Henderson and Sarasvathy received a grant of 557 restricted stock units and a grant of stock options to purchase 521 shares of our common stock, and (ii) Mr. Thompson received grants of stock options to purchase an aggregate of 2,375 shares of our common stock, and (iii) Ms. Witz received a grant of 557 restricted stock units and a grant of stock options to purchase an aggregate of 1,154 shares of common stock. On June 9, 2021, the closing price of a share of our common stock on the Nasdaq Stock Market was $206.52. The per share exercise price for the stock options is $206.52. Except for stock options to purchase 765 shares of our common stock granted to Mr. Thompson pursuant to his election to receive such award in lieu of his annual cash fees, and the 633 stock options to purchase shares of our common stock granted to Ms. Witz pursuant to her election to receive such award in lieu of her annual cash fees, which were fully vested upon the grant date, the restricted stock units and the stock options granted to our non-employee directors on June 9, 2021 will vest on the earliest of the date of our 2022 annual meeting of stockholders, June 9, 2022, a change in control of the Company and the applicable director’s death or disability.

Director Compensation | LENDINGTREE 2022 Proxy Statement 28

Outstanding Equity Awards for Directors at Fiscal Year-End 2021

The following table provides information on the outstanding equity awards held by our directors, other than Mr. Lebda, as of December 31, 2021.

Director Name	Aggregate Number of Options Outstanding at Fiscal Year End (#)	Aggregate Number of RSUs Outstanding at Fiscal Year End (#)
Steven Ozonian	4,698	557
Robin Henderson	2,818	557
Saras Sarasvathy	2,836	557
Thomas M. Davidson, Jr.	1,851	557
G. Kennedy Thompson	7,036	-
Gabe Dalporto	4,895	557
Jennifer Witz	1,605	557

LENDINGTREE 2022 Proxy Statement | Director Compensation 29

Compensation Committee Report

Set forth below is the “Compensation Discussion and Analysis,” which is a discussion of our executive compensation program written from the perspective of how we view and administer such program. The guiding philosophy of our compensation program is pay-for-performance. As a result, the majority of the compensation of our NEOs is variable, at risk and tied to creation of long-term stockholder value in the form of equity awards.

Given our role in providing guidance on executive compensation program design, administering the program and making specific compensation decisions for our executive officers, we participated in the preparation of the “Compensation Discussion and Analysis” and reviewed and discussed its contents with management. Based on the review and discussions, we unanimously recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement, which is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, each as filed with the SEC.

The foregoing report was submitted by the Compensation Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Steven Ozonian (Chair)

G. Kennedy Thompson

Jennifer Witz

Compensation Committee Report | LENDINGTREE 2022 Proxy Statement 30

Compensation Discussion and Analysis

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Executive Summary

INTRODUCTION

This compensation discussion and analysis (“CD&A”) section discusses the compensation policies and programs for our named executive officers (“NEOs”). Our NEOs for fiscal 2021 were:

Douglas Lebda Chairman & Chief Executive Officer	Jill Olmstead Chief Human Resources Officer

Trent Ziegler Chief Financial Officer (May 2021)	Scott Peyree President, Insurance

J.D. Moriarty Chief Financial Officer President, LendingTree Next (May 2021)	Neil Salvage Former President LendingTree Marketplace (May 2021-January 2022)

This section also discusses the role of the Compensation Committee of our Board (the “Committee”) in designing and administering our compensation programs and policies and in making compensation decisions for our executive officers.

The goal of our compensation programs and policies is to align compensation delivery with performance for stockholders, measured both internally against budgets and externally through stock price. We believe this alignment was achieved in fiscal 2021.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Trent Ziegler, age 39, became the Chief Financial Officer and of the Company on May 17, 2021. Mr. Ziegler retained his role as the Company’s Treasurer, a role he has held since April 2018. Prior to his appointment as Chief Financial Officer, Mr. Ziegler served as the Company’s Vice President, Investor Relations, a position he held since October 2017. Prior to that, Mr. Ziegler joined the Company as a Senior Financial Analyst in 2012 and led the Financial Planning and Analysis team beginning in January 2015. Prior to joining the Company, Mr. Ziegler served as a Senior Financial Analyst for Ally Financial. Mr. Ziegler holds a Bachelor of Science in Finance from Eastern Illinois University. Mr. Ziegler also holds an M.B.A. from the University of North Carolina Kenan-Flagler Business School.

J.D. Moriarty, age 49, served as the Company’s Chief Financial Officer from August 2017 to May 2021. In May 2021, the Company announced a reorganization of its leadership and management team to place greater focus on the Company’s strategic growth initiatives and Mr. Moriarty was named President, LendingTree Next as of May 17, 2021. Upon Mr. Salvage’s departure in January 2022, Mr. Moriarty was named Chief Operating Officer, LendingTree and President, LendingTree Marketplace. Mr. Moriarty joined the Company in June 2017 as Senior Vice President for Corporate Development, responsible for strategic acquisitions. Prior to that, Mr. Moriarty was Head of Americas Equity Capital Markets at Bank of America Merrill Lynch. Mr. Moriarty spent over 22 years at Merrill Lynch and Bank of America in various roles in both equity markets and investment banking. Mr. Moriarty holds an M.B.A. from the Stanford University Graduate School of Business and a B.A. in Economics & Finance from Bucknell University.

Jill Olmstead, age 58, has served as the Company’s Chief Human Resources Officer since October 2018. From June 2010 until joining the Company, Ms. Olmstead served as the founding partner and owner of Charlotte-based Spivey & Olmstead, a human resources consulting firm. Prior to that, Ms. Olmstead served almost 25 years at Wells Fargo (formerly Wachovia) in various human resources roles, most recently as Executive Vice President, Managing Director and Head of Human Resources for Corporate and Investment Banking. Ms. Olmstead holds an M.A.in Human and Organizational Behavior from the Fielding Graduate University and a B.S. in Business from Clemson University.

Compensation Committee Report | LENDINGTREE 2022 Proxy Statement 32

Scott Peyree, age 45, has served as the Company’s President, Insurance since May 2021. Prior to this, Mr. Peyree served as the President of the QuoteWizard Insurance business since we acquired QuoteWizard.com, LLC in 2018. Prior to QuoteWizard becoming a subsidiary of the Company, Mr. Peyree was the co-founder and Chief Executive Officer of QuoteWizard since 2006. Previously, Mr. Peyree was the co-founder and Chief Operating Officer of WorldClass Strategy, an online performance marketing company founded in 2000 that sold to Education Dynamics in 2006. Mr. Peyree holds a Bachelor of Business Administration in Finance & Entrepreneurship from Pacific Lutheran University.

Neil Salvage, age 49, served as the Company’s President from November 2016 to May 2021. In May 2021, in connection with the reorganization of the Company’s leadership and management team to place greater focus on the Company’s strategic growth initiatives, Mr. Salvage was named President, LendingTree Marketplace. Prior to that, Mr. Salvage served as the Company’s Chief Revenue Officer from June 2015 to November 2016 and General Manager of the LendingTree Home Pros business from July 2013 to June 2015. Prior to joining the Company, Mr. Salvage served as Head of Digital Sales for CBS Television and Radio, Executive Vice President of CityGrid Media and Vice President of Yellowpages.com. Mr. Salvage holds two Bachelor of Science degrees from the University of South Carolina in each of Business Administration and Management. Mr. Salvage also holds an M.S. degree in Computer Resources and Information Management from Webster University. Mr. Salvage departed the Company on January 31, 2022.

FISCAL 2021 BUSINESS HIGHLIGHTS

The past year was highlighted by a continued recovery from the onset of the pandemic in 2020. We generated record performance in the Home segment and saw portions of our Consumer business recover to pre-pandemic levels. Insurance experienced a slow-down due to market-related headwinds, which we view as temporary and have already begun to witness an uptick in results.

Our Home segment continued its strong performance in fiscal 2021, with segment revenue growth of 38% and segment profit growth of 16% year-over-year, driven by low interest rates and exceptional demand from our lending partners. Our Insurance segment had a solid start to the year, but higher than projected loss rates across auto and homeowners’ policies caused a pullback in carrier marketing spend in the second half of 2021. Revenue for this business was fairly flat year-over-year, while segment profit declined 13%. The Consumer businesses grew steadily throughout the year, with revenue up 30% and segment profit improving by 34% year-over year. Personal loans returned to pre-pandemic levels, with revenue growth of 66% year-over-year, and small business continues its exceptional growth, while the credit card vertical is experiencing a slower rebound from the pandemic stricken results of 2020.

Our financial position remains strong, as we have strengthened our balance sheet and repurchased shares at an attractive valuation. Our leverage profile continues to improve, and the ample cash on our balance sheet allows us to invest opportunistically as we move through this year.

See Appendix A included in this proxy statement for information regarding non-GAAP financial measures, including a reconciliation of non-GAAP financial measures to GAAP financial measures.

LENDINGTREE 2022 Proxy Statement | Compensation Committee Report 33

EXECUTIVE COMPENSATION ALIGNS OFFICER PAY WITH PERFORMANCE

•	LendingTree maintains a pay-for-performance compensation structure which rewards high company performance and carries corresponding compensation decreases for lower company performance.

•	In 2021, the share price of our stock declined, and the value of compensation provided to our CEO also declined, as did the value of all NEO equity holdings and prior compensation as outlined in the CEO Realizable Pay Analysis for 2019-2021 and the NEO Realizable Pay Analysis for 2020-2021 below.

•	100% of the long-term incentives granted in December 2020 pursuant to our CEO’s 2020 employment agreement were highly performance-based:

•	These December 2020 awards, which were described in last year’s proxy statement as a 2020 pay decision, reflect the entirety of our CEO’s long-term incentive compensation through the end of fiscal 2023. Our CEO did not receive any additional long-term incentive awards in 2021, and will not receive any additional long-term incentive awards in 2022 or 2023. The December 2020 awards are viewed by the Company as compensation for fiscal 2021 – 2023, rather than as part of only the 2020 CEO compensation program. The committee has no intention of changing the front-load award, modifying the award to change performance hurdles or exercise prices, or making a new long-term incentive grant prior to 2024.

•	30% are stock options that had a 25% premium exercise price of $300 at the time of grant (closing price on 12/03/20 grant date was $239.47).

•	70% are stock options that (a) had a 25% premium exercise price of $300 when granted, and (b) are only earned if there is future achievement of stock price increases between 81% and 191% above the share price on the date of grant. The current stock price is considerably lower than the grant price and these underwater premium priced options and stock price-contingent options were not amended in 2021. As a result, the option design ensures that our stockholders will earn a substantial return before our CEO could realize value from the exercise of the options. The CEO was not granted any equity awards in 2021, pursuant to the terms of his employment agreement, and he will not be granted new awards until 2024.The committee has no intention of amending the awards to change the performance goals or of making new long-term incentive equity awards to the CEO until 2024.

•	Options granted to our CEO in connection with his new employment agreement at the end of 2020 have a truly long-term orientation, as these awards do not fully vest for six years and have a two-year holding requirement on the net after-tax shares retained by our CEO following his exercise.

•	Our CEO’s salary and bonus target have not increased since fiscal 2017, and our CEO’s salary did not increase in fiscal 2021, and will not increase in fiscal 2022 or 2023 based on the terms of his 2020 employment agreement.

•	During fiscal 2021, we implemented a stock ownership policy for our executives. Under the policy, our NEOs are required to maintain minimum beneficial ownership of our stock equal to 6x of base salary for our CEO and 1.5x-3x of base salary for our other NEOs. As of December 31, 2021, all of our NEOs were in compliance with the stock ownership policy. The non-employee directors also have an ownership guideline for 5x their annual Board cash retainer.

•	During fiscal 2021, we implemented a compensation recovery policy (also known as an incentive recoupment or clawback policy), under which the Compensation Committee has the discretion to recover performance-based equity and cash incentive compensation paid to our executive officers, including the NEOs, if the compensation would not have been earned based on a material restatement of our financial statements within the prior three years or due to the NEO’s termination for cause.

“SAY-ON-PAY” ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our stockholders make an advisory vote on our executive compensation on a triennial basis, which was last made in 2020 and will next be made in 2023.

We value the opinions of our stockholders and seek their input as part of our regular stockholder outreach efforts. We would like to sustain the stockholder support for our NEO compensation and will continue to engage in regular discussions with our principal unaffiliated stockholders regarding their views on executive compensation matters. We will continue to consider stockholder feedback, input from our independent compensation consultant and the outcomes of future “say-on-pay” votes when assessing our executive compensation programs and policies and making compensation decisions for our NEOs.

Compensation Committee Report | LENDINGTREE 2022 Proxy Statement 34

ENGAGEMENT WITH STOCKHOLDERS ON EXECUTIVE COMPENSATION TOPICS

We view stockholder feedback to be an important aspect of our decisions on executive compensation. We engage with stockholders year-round on various topics. In 2021, we reached out to 27 of our top stockholders and other key stakeholders, representing over 73 percent of our shares outstanding, with invitations to meet with our management and, in some cases, our lead independent director. We held more than 125 meetings with stockholders representing over 29 percent of our shares outstanding. Certain of these meetings included Mr. Ozonian, our lead independent director. The executive compensation that we discussed most frequently related to our CEO’s compensation and our equity compensation plan.

We remain committed to an ongoing dialogue with stockholders. Additional information on our year-round stockholder engagement program can be found on page 15.

Compensation Philosophy and Objectives

We want to attract, motivate and retain high-quality employees who reflect our values and will enable us to achieve our short- and long-term strategic goals. We operate in a high-growth environment where substantial competition exists for skilled employees. Our ability to attract, motivate and retain high-caliber individuals depends in large part on the compensation packages we offer. We believe that our executive compensation program should reflect our financial and operating performance by aligning delivered pay with actual performance.

Our objective is to provide a target total compensation program that is competitive with similarly-sized US-based public companies in the industries with which we compete for executive talent. The Compensation Committee reviews benchmark data for the individual and for the group as a whole but does not target a specific benchmark level for the NEO group.

Role of the Compensation Committee, Compensation Consultants and Executive Officers in Compensation Determinations

ROLE OF THE COMPENSATION COMMITTEE

The Compensation Committee is responsible for, among other things, evaluating and approving all compensation plans, policies and programs of LendingTree as they affect our executive officers. Specifically, the Compensation Committee reviews and approves:

•	the annual base salaries and annual or long-term incentive opportunities of our executive officers;

•	any employment agreements, severance arrangements or change-in-control agreements affecting the executive officers;

•	any special or supplemental compensation and benefits for executive officers; and

•	our compensation benchmarking process and the peer group we use for comparison purposes to ensure reasonableness and competitiveness of our compensation practices.

Further information regarding our Compensation Committee’s responsibilities is provided under “Board of Directors Responsibilities and Structure” on page 10 of this proxy statement.

ROLE OF COMPENSATION CONSULTANTS

Under its charter, the Compensation Committee has the authority to retain independent compensation consultants to assist it in fulfilling its responsibilities. During fiscal 2021, the Compensation Committee engaged FW Cook as its independent compensation consultant. The executive compensation consulting services provided by FW Cook included:

•	supporting the Compensation Committee to ensure our executive compensation program is competitive and aligns the interests of our executives with those of our stockholders;

LENDINGTREE 2022 Proxy Statement | Compensation Committee Report 35

•	attending Compensation Committee meetings, including, at the Committee’s request, any executive sessions;

•	providing independent advice on current trends and best practices in executive compensation design and program alternatives;

•	assisting with planning the executive and non-executive equity award grant rate and utilization of the stockholder approved stock plan.

•	advising on our compensation plans and practices to improve their effectiveness; and

•	assisting the Compensation Committee to determine our peer group as described below under “Peer Group” below.

During fiscal 2021, FW Cook reported directly to our Compensation Committee and performed the services described above on behalf of the Compensation Committee while interacting with our management in the course of performing those services. The Compensation Committee has assessed the independence of FW Cook pursuant to Nasdaq and SEC rules and the committee’s charter, and concluded that FW Cook is independent and that no conflict of interest exists that would prevent FW Cook from independently representing the Compensation Committee.

ROLE OF MANAGEMENT IN COMPENSATION DECISIONS

The Compensation Committee also received support from certain executives in analyzing and establishing LendingTree’s compensation programs for fiscal 2021. Members of LendingTree’s management and staff, including the Chief Human Resources Officer, members of her staff and internal LendingTree counsel, attended a portion of each meeting of the Compensation Committee.

Mr. Lebda, our Chairman and CEO, provided recommendations to the Compensation Committee regarding the cash and equity compensation for members of the executive team of our Company (including those executives who are NEOs) other than for himself. Mr. Lebda also provided recommendations to the Compensation Committee on succession planning, organizational development and the use of incentive compensation to drive our growth and profitability. In determining compensation for other NEOs, the Compensation Committee considered Mr. Lebda’s recommendations.

The Compensation Committee determined the compensation for Mr. Lebda after obtaining information and input from FW Cook and conferring with the Board without Mr. Lebda present.

In all cases, although the Compensation Committee received advice and recommendations, the Compensation Committee is solely responsible for making the final decisions on the compensation for the NEOs.

Compensation Committee Report | LENDINGTREE 2022 Proxy Statement 36

Peer Group

The Compensation Committee regularly evaluates the compensation of our NEOs against the compensation of the NEOs at comparable companies. The Compensation Committee re-evaluated the peer group in fiscal 2021, as described below, and the Compensation Committee approved a new peer group in November 2021, with effect starting with 2022 compensation. For 2021 compensation, we used the previous peer group, so we are presenting the history of our peer group selection here.

Previous Peer Group Used for 2021 Compensation Decisions:

The Compensation Committee applied the following objective criteria to select the peer group when updating the peer group companies used for assessing our executive compensation program in fiscal 2019, in collaboration with FW Cook.:

Criteria for Peer Group	General Characteristics
Size	Market capitalization between 0.3x and 3x to LendingTree’s size (exception is Expedia).
Industry	Software and services, internet retail, consumer finance and/or research or consulting services, with focus on data analytics and consumer platforms.
Data availability	U.S.-based, publicly traded and stand-alone (no divisions or subsidiaries).

We believe the peer group selected represented companies that had similar business models (most are marketplace businesses), had a particular focus on providing consumers with additional access to goods and services through technology, and were the types of companies with which we competed for employee talent, particularly executive talent.

Using these criteria, FW Cook recommended, and the Compensation Committee approved, the following 19 companies as our peer group in July 2019 and this was the peer group used in 2020 as well:

Blucora	Expedia Group	IAC	TripAdvisor
Cars.com	Fair Isaac	Match Group	Wayfair
CoreLogic	GoDaddy	RealPage	Yelp
CoStar Group	Groupon	Redfin	Zillow
Etsy	Grubhub	Shutterfly

At the time the peer group was selected, LendingTree’s market capitalization was at the median of its peer companies’ average market capitalization for the most recent fiscal year.

In July 2020, the Compensation Committee re-evaluated the peer group using the same criteria described above, and adjusted the group to remove Shutterfly, which was acquired in September 2019, and to reduce the average market capitalization size following our stock price decline. The resulting peer group was used to develop market perspective for our CEO’s 2020 employment agreement covering fiscal 2021 through 2023 and the fiscal 2021 compensation program for the other executives.

During fiscal 2021, the Compensation Committee worked with FW Cook to update the peer group companies used for assessing our executive compensation program. The Compensation Committee applied the following objective criteria to select the peer group:

Criteria for Peer Group	General Characteristics
Size	Market capitalization between 0.4x and 4x to LendingTree’s size.
Industry	Software and services, internet retail, interactive media and services, consumer finance, real estate services and/or research or consulting services, with focus on data analytics and consumer platforms.
Data availability	IPO prior to 2019 to ensure at least two years of disclosed public company pay practices.

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Due to our reduced stock price and market capitalization in fiscal 2021, our peer group was amended and now consists of 18 companies, listed below. Three of these were in our peer group in fiscal 2020, Yelp, TripAdvisor and Redfin, and the others are new for fiscal 2022. Of our 2020 peer group, three peers are no longer public (RealPage, GrubHub and Corelogic) and nine peers were deemed too large to continue to use as direct benchmarks in light of our lower market capitalization.

Using these criteria, FW Cook recommended, and the Compensation Committee approved, the following 18 companies as our peer group beginning in November 2021:

1-800-FLOWERS.COM	Eventbrite	Redfin	TripAdvisor
Alliance Data Systems	EverQuote	Sabre	Yelp
Angi	Momentive Global	Shutterstock	Ziff Davis
CarGurus	Overstock.com	Stamps.com
Envestnet	Q2Holdngs	Stitch Fix

We believe the peer group selected represents companies that have similar business models (most are technology-enabled marketplace businesses), and are the types of companies with which we compete for employee talent, particularly executive talent.

We will use the new peer group to develop our compensation program in fiscal 2022.

Compensation Committee Report | LENDINGTREE 2022 Proxy Statement 38

Compensation Governance

We maintain the following compensation practices that reflect our pay-for-performance compensation philosophy.

What we do
✔	Enhance our stock ownership guidelines to cover our CEO (6x base salary) and our other NEOs (1.5-3x base salary).
✔	Maintain a compensation recovery policy covering the cash and equity incentive compensation paid to our executive officers.
✔	Maintain a minimum vesting period of one year for all equity awards, subject to limited exceptions.
✔	Expressly prohibit payment of dividends on unvested equity awards.
✔	Tie the majority of named executive officers’ (“NEOs”) compensation over time to equity awards, the ultimate value of which is driven by our overall performance and valuation.
✔	Grant performance-based equity incentive awards to our CEO with challenging performance hurdles.
✔	Review NEO compensation annually, with the review conducted by our Compensation Committee that consists solely of independent directors.
✔	Maintain stock ownership guidelines of 5x annual retainer for our independent directors.
What we don’t do
×	No excise tax gross-up.
×	No supplemental company paid retirement benefits.
×	No repricing of stock options without stockholder approval.
×	No granting of discounted or reload stock options.
×	No guaranteed annual salary increases or bonuses.
×	Will not provide a CEO long-term equity award sooner than the intended front-load period that ends at the end of 2023 (excludes RSUs granted to Mr. Lebda as payment in lieu of cash bonuses), nor provide a salary increase during that time period.

Components of Compensation

BASE SALARY

Base salary is the only fixed component of our executive compensation program. We view the primary purpose of base salary to be attracting and retaining our NEOs and providing them with a degree of certainty while having a significant portion of their overall pay “at risk” in the form of annual cash bonuses and equity awards, which were previously granted on a multi-year basis but since 2020 have been granted on an annual basis below the CEO.

Each February, the Compensation Committee reviews the base salaries of our NEOs to ensure they reflect each NEO’s role, responsibilities, experience and performance, while taking into account whether market-based adjustments are necessary. All named executive officer base salaries in 2021 were below the median of the peer data available to the Compensation Committee when the decisions were approved.

The following table shows the annual base salary rate in effect at the end of fiscal 2020 and 2021 for each of our NEOs. Mr. Lebda has not been provided with an increase in salary since fiscal 2017, and Mr. Lebda will not receive any salary increase until at least the end of 2023 based on the terms of his new employment agreement (see “CEO’s 2020 Employment Agreement”, below). Given our corporate performance during 2020, largely due to the COVD-19 pandemic, and the level of our NEOs salaries relative to their peers, we did not implement salary increases for our NEOs in 2021 unless their promotion into a new role resulted in a salary increase, as it did for Mr. Ziegler and Mr. Peyree.

LENDINGTREE 2022 Proxy Statement | Compensation Committee Report 39

Name	Fiscal 2020	Fiscal 2021	% Increase
Mr. Lebda	$750,000	$750,000	0.0%
Mr. Ziegler(1)(2)		$325,000	N/A
Mr. Moriarty	$430,000	$430,000	0%
Ms. Olmstead	$375,000	$375,000	0%
Mr. Peyree(2)		$455,987	N/A
Mr. Salvage(3)	$450,000	$450,000	0.0%

(1)	Mr. Ziegler received a pay increase at the time of his promotion to Chief Financial Officer. The pay increase became effective May 23, 2021.

(2)	Mr. Ziegler and Mr. Peyree each became one of our NEOs for the first time for fiscal 2021.

(3)	Mr. Salvage left the Company as of January 31, 2022, and his employment was terminated without cause. As a participant in the Executive Severance Plan, Mr. Salvage received payments in 2022 pursuant to the Plan, in exchange for a release of claims against the Company.

ANNUAL INCENTIVES

Overview. We believe that our NEOs, as leaders of our key division-level business units and corporate functions, have the ability to directly influence our performance. As a result, annual bonuses for our NEOs are directly tied to our performance. Our executive officers, including our NEOs, participated in our annual bonus plan. Each participant in the plan was eligible to earn an annual bonus with a target amount equal to a specified percentage of his or her base salary.

Fiscal 2021 bonus program. In fiscal 2021, we established an annual bonus program for our NEOs based on our corporate-level performance, the NEO’s contribution to the division-level performance or corporate function that he or she supports, as well as the achievement of individual goals and demonstration of personal leadership. Under the 2021 bonus program, our NEOs could be granted restricted stock units (“RSUs”) with a one-year cliff vest in place of cash bonuses, in order to preserve our cash during the ongoing COVID-19 pandemic and to align bonus payments to NEOs with their continued employment and with shareholders. The RSU awards are viewed as separate and distinct from the long-term equity award program, so our CEO was eligible to participate and earn additional RSUs pursuant to our annual bonus program, remaining consistent with our commitment to grant no additional long-term equity awards to the CEO during the period 2021-2023.

The annual bonus program design was viewed as the best method for driving our pay-for-performance culture compared to other alternatives because it aligned each named executive officer with both corporate-level and division-level or corporate function performance as well as personal performance in their direct control.

Under the fiscal 2021 annual bonus program, executives were paid in RSUs equal to the cash value earned under the bonus program. Target bonus opportunities remained at the same percentage of base salary as the fiscal 2020 annual bonus program; Mr. Peyree first became eligible for an annual bonus in 2021.

NEOs’ bonuses were paid in one RSU award in March 2022 so that relevant performance achievement could be evaluated at the end of 2021. The Committee considered the corporate-level Adjusted EBITDA performance of $134.7M against an Adjusted EBITDA budget of $169.1M or a performance achievement level of 79.7%. Given the performance shortfall relative to budget, actual NEO bonuses were capped at 75% of target, and actual 2021 bonuses awarded to NEOs had a grant date fair value equal to,on average, 70% of their target bonus.

Compensation Committee Report | LENDINGTREE 2022 Proxy Statement 40

Based on the Committee’s assessment of our corporate-level performance, the NEO’s contribution to the division-level performance or corporate function that he or she supports, as well as the achievement of individual goals and demonstration of personal leadership, the NEOs’ fiscal 2021 bonus payouts were as follows:

Name	Salary ($)	Target Bonus as a Percent of Salary (%)	Target Bonus ($)	Actual Bonus as a Percent of Target Bonus (%)	Actual Bonus (1) ($)
Mr. Lebda	$750,000	125%	$937,500	65%	$609,393
Mr. Ziegler	$325,000	50%	$162,500	75%	$121,879
Mr. Moriarty	$430,000	75%	$322,500	70%	$225,747
Ms. Olmstead	$375,000	60%	$225,000	75%	$168,772
Mr. Peyree	$460,000	75%	$345,000	65%	$224,275
Mr. Salvage	$450,000	100%	$450,000	65%	$292,500

(1) Actual bonus was paid in RSUs for all NEOs except for Mr. Salvage, whose bonus was paid in cash in connection with his separation agreement. In light of his contributions to the Company during 2021 and the timing of his separation, Mr. Salvage was paid a bonus subject to his signing a separation agreement containing a release of claims. Mr. Peyree’s salary was increased from $455,987 for fiscal 2021 to $460,000 for fiscal 2022, and his 2021 bonus was paid based on the fiscal 2022 salary amount.

Mr. Lebda’s bonus reflects accountability for our corporate and division-level performance as well as our share price performance during 2021, notwithstanding the Compensation Committee’s acknowledgement of his leadership during a challenging season. The bonuses of Mr. Ziegler and Ms. Olmstead reflect the relatively strong performance of our corporate functions. Mr. Moriarty’s bonus reflects a combination of the performance of our corporate function and division-level performance. Mr. Peyree’s bonus reflects the challenges of the Company’s insurance business in 2021.

LONG-TERM INCENTIVES

The largest component over time of our NEOs’ direct compensation is long-term incentives that provide alignment with our stockholders in the form of equity participation. The primary purpose of granting equity awards is to link our NEOs’ financial success to that of our stockholders, with the value of the equity awards increasing only as our stock price increases, and to promote long-term value creation.

Fiscal 2017, 2018, 2019 and 2020 Awards. In prior years, LendingTree primarily granted multi-year equity compensation awards to our NEOs with the intention of retaining them and providing them with a long-term focus. During these years, only Mr. Lebda was granted equity awards that the Company characterizes as annual awards.

LENDINGTREE 2022 Proxy Statement | Compensation Committee Report 41

Fiscal 2020 Annual Awards for the CEO. In February 2020, Mr. Lebda was granted his annual equity awards for fiscal 2020 provided by his 2017 employment agreement. The 2020 annual awards were structured to be exceptionally performance-based and oriented toward long-term retention and value creation, as follows:

•	Performance-based options were granted as 50% of total grant date fair value of the fiscal 2020 equity awards, with the exercise price set equal to our closing stock price on the date of grant ($275.82). The options are earned upon achievement of rigorous stock price hurdles, set forth in the table below, with achievement measured using the volume weighted average closing price (“VWAP”) for the final 30 trading days in each fiscal quarter commencing with the second fiscal quarter of 2020 through the first fiscal quarter of 2024. The minimum VWAP price requirement before Mr. Lebda earns any of his 2020 annual performance options was $388.90. Incremental options may be earned upon each quarterly measurement date; the calculation is based on the amount earned through each fiscal quarter end, less amounts already earned in prior quarters. All performance options earned for stock price growth remain subject to service-vesting until the last day of the fiscal quarter in which the fourth anniversary of the grant occurs (i.e., earned performance-based options cliff vest after four years).

	Stock Price Increase from
	Grant Price of $275.82		Stock Price Hurdle	Earnout (% Target)
	Cumulative	4-Yr. CAGR

Maximum	121%	22%	$609.56	167%
	101%	19%	$554.40	134%
Target	81%	16%	$499.24	100%
	61%	13%	$444.07	67%
Threshold	41%	9%	$388.90	33%
	<41%	<9%	<$388.90	0%

Note: linear interpolation between points shown.

•	Time-based options were granted as 50% of total grant date fair value of the fiscal 2020 equity awards, with the exercise price set to our closing stock price on the date of grant ($275.82). The options vest in four equal annual installments.

Earnout of Performance Equity under our CEO’s 2017 Employment Agreement to Date. As of December 31, 2021, Mr. Lebda’s initial retention awards granted as his multi-year award in 2017 and 2018 had been earned at 111% of target, though none were earned in 2021. None of his subsequent fiscal 2018, 2019 or 2020 annual performance equity awards had been earned. None of the earned awards provided under the 2017 employment agreement have vested, as the initial retention awards and the annual equity awards vest 100% after five and four years, respectively to reinforce the long-term orientation of the awards.

Fiscal 2020 CEO Employment Agreement Awards. On November 30, 2020, we entered into a new employment agreement with Mr. Lebda to ensure his complete commitment to the Company. The agreement provided for multi-year equity option awards that aligned the interests of Mr. Lebda with the interests of our stockholders by ensuring there is significant stock price appreciation before he may realize value from the exercise of the option awards. The option awards were granted on December 3, 2020, as discussed under “CEO’s 2020 Employment Agreement”, below, and were for Mr. Lebda’s service to us for fiscal 2021, 2022 and 2023. Mr. Lebda will not receive any additional long-term incentive awards during this period, though he may earn RSUs in lieu of cash bonus. As a result of the December 2020 special award to Mr. Lebda, there were no additional long-term equity awards provided during 2021 (excluding the RSUs granted in March 2022 in lieu of a 2021 cash bonus).

70% of the CEO’s option awards were in the form of performance-based premium stock options (“Performance-Based Options”) and the remaining 30% were in the form of time-based premium stock options (“Time-Based Options”). Both the Performance-Based Options and the Time-Based Options were granted with a premium exercise price of $300, which was 25% higher than our closing stock price of $239.47 on the date of grant, so there will be no realizable value to Mr. Lebda on these options unless our stock price increased by more than 25% after grant (and it requires a much greater increase to earn value from these Time-Based Options and the Performance-Based Options awards in light of the current stock price of $102.21 as of April 18, 2022).

The Performance-Based 2020 Options have a grant date fair value of $30 million and are earned upon achievement of the challenging stock price hurdles described below. No Performance-Based Options are earned unless stock price growth after grant is at least 81% from the time of grant prior to the end of the first quarter of 2025 (the increase currently required to achieve the minimum stock price hurdle is currently much higher than 81%). There is linear interpolation between each point, with performance measured using our VWAP for the final 30 trading days in each fiscal quarter commencing with the first fiscal quarter of 2021 through the first fiscal quarter of 2025.

Compensation Committee Report | LENDINGTREE 2022 Proxy Statement 42

		Stock Price Growth
	No. Options	Price Hurdle	Price Increase from Grant	Equivalent 4.25- Year CAGR	Options Earned (% Target)
Maximum	363,464	$696.04	191%	29%	167%
Target	217,643	$563.73	135%	22%	100%
Threshold	71,822	$432.70	81%	15%	33%

All Performance-Based Options have a six-year vest if earned for stock price growth. The earned shares remain subject to time-vesting in three equal installments based on Mr. Lebda’s continued employment or service to LendingTree through December 31 of each of 2024, 2025 and 2026, except that any Performance-Based Options earned for stock price growth for the first fiscal quarter of 2025 will time-vest in three equal installments based on Mr. Lebda’s continued employment or service to us and on December 31 of each of 2025 and 2026 upon our certification of the achievement of the applicable performance hurdle. The Compensation Committee believes that Mr. Lebda’s long service requirement through the end of 2026 is beneficial for stockholders, particularly if stockholder return was high enough that the premium $300 option exercise price and further performance stock price hurdles were achieved.

The Time-Based 2020 Options, which had a premium exercise price that was 25% higher than our closing stock price on the date of grant, have a grant date fair value of $12.9 million and vest in six equal installments based on Mr. Lebda’s continued employment or service to us through December 31 of each of 2021 through 2026.

Both the Performance-Based Options and the Time-Based Options have a two-year holding requirement applied to net after-tax shares retained by Mr. Lebda following his exercise to ensure that there is long-term ownership and to reduce the ability to use short-term market volatility for profit. All of these options are currently underwater as of April 18, 2022.

None of the Performance-Based Options have been earned and the Time-Based Options are currently underwater, which the Company views as a performance-based interim outcome and there is no intention to modify the award’s performance conditions or make another grant prior to 2024.

CEO Realizable Pay Analysis for 2019-2021

The pay-for-performance orientation of Mr. Lebda’s compensation program is illustrated by the difference in realizable value and the grant date fair value shown in the last three proxy statements for his equity compensation awards. This analysis includes unvested equity compensation awards that could be realized if vested.

Grant Date	Number of Stock Options or RSUs(1)	Exercise Price of Options ($)	Grant Date Fair Value ($)(2)	Realizable Value as of April 18, 2022 ($)(3)
2/14/2019	16,247	$308.96	3,749,970	$0
2/14/2019	23,137	$308.96	3,724,432	$0
2/28/2020	19,126	$275.82	3,750,035	$0
2/28/2020	26,539	$275.82	3,675,970	$0
12/3/2020	217,643 (Price Contingent)	$300 (25% premium over $239.47 closing price on date of grant)	29,999,911	$0
12/3/2020	125,853 (Time Vested)	$300 (25% premium over $239.47 closing price on date of grant)	12,899,933	$0
3/3/2021	1,850	None (RSUs granted in lieu of annual bonus payment))	468,827	$189,089
Total			$58,269,078	$189,089

(1) Number of stock options or RSUs reported in the Grants of Plan-Based Awards table relating to fiscal 2019, fiscal 2020 and fiscal 2021. Performance award numbers are reported at target.

(2) Grant date fair value of the respective awards of stock options and RSUs, computed in accordance with FASB ASC Topic 718.

(3) Based on a share price of $102.21 as of April 18, 2022.

LENDINGTREE 2022 Proxy Statement | Compensation Committee Report 43

Awards for Other NEOs. NEOs other than the CEO were granted annual awards in fiscal 2020 and 2021 primarily to ensure that their overall compensation was in line with the market and secondarily to recognize performance. In 2021, Messrs. Salvage, Moriarty and Ziegler, and Ms. Olmstead, were granted annual awards. Mr. Ziegler was granted additional equity to recognize his promotion to Chief Financial Officer. Mr. Peyree was not eligible for an annual equity award in 2021 but was granted an award in Q3 designed to recognize his promotion to a new role, President of LendingTree Insurance. The awards are intended to incentivize and retain the executives while directly aligning their interests with stockholders. Award value is split equally between time-based options and RSUs for Messrs. Salvage, Moriarty and Ms. Olmstead. Mr. Ziegler’s awards value in March 2021 was split 70% time-based RSUs and 30% options, as he was a Vice President at the time of grant, while his promotion award in June 2021 was split 50% in options and 50% in RSUs like the annual grant provided to other named executive officers. Mr. Peyree’s fiscal 2021 award consists of RSUs with three-year pro rata vesting because it was viewed as a special promotion and staking grant since Mr. Peyree had very little unvested equity at the time of his promotion and had not been granted a new equity award in 2020 or 2021.

NEO Realizable Pay Analysis for 2020-2021

As a result of our stock price decline over the last two years, the other NEOs’ realizable compensation from equity awards made when they were NEOs differs significantly from the grant date fair value of their equity compensation awards, which demonstrates the strong connection between total stockholder return and our executive pay. Below is a realizable pay analysis for our NEOs other than our CEO for 2020-2021. This analysis includes unvested equity compensation awards that could be realized if vested.

Name (1)	Grant Date	Number of Stock Options or RSUs	Exercise Price of Options	Grant Date Fair Value	Realizable Value as of April 18, 2022
Trent Ziegler	6/3/2021	1,496	None (RSU)	$300,157	$152,906
	6/3/2021	2,754	$200.64	$301,648	$0
	Total			$601,805	$152,906
J.D. Moriarty	3/3/21	5,965	None (RSU)	$1,511,650	$609,683
	3/3/21	10,109	$253.42	$1,376,957	$0
	2/28/20	2,901	None (RSU)	$800,154	$296,511
	2/28/20	5,700	$275.82	$787,484	$0
	Total			$4,476,245	$906,194
Jill Olmstead	2/28/20	2,720	None (RSU)	$750,230	$278,011
	2/28/20	5,344	$275.82	$738,300	$0
	6/3/2020	221	None (RSU)	$59,575	$22,588
	3/3/2021	3,404	None (RSU)	$862,642	$347,923
	3/3/2021	5,616	253.42	$764,961	$0
	Total			$3,175,708	$648,522
Scott Peyree	8/4/2021	16,778	None (RSU)	$3,000,074	$1,714,879
	Total			$3,000,074	$1,714,879

(1)  Mr. Salvage was not included in this analysis because he is no longer employed at LendingTree. Mr. Ziegler and Mr. Peyree’s 2019-2020 awards were excluded because they were not an NEO in 2019 or 2020.

Compensation Committee Report | LENDINGTREE 2022 Proxy Statement 44

EMPLOYEE BENEFITS

We provide group life insurance, health and dental care insurance, short-term and long-term disability insurance, 401(k) plan matching contributions and similar benefits to all employees, including our NEOs. These benefits do not discriminate in scope, terms or operations in favor of the NEOs.

Mr. Ziegler, Mr. Moriarty and Mr. Peyree have each entered into a participation agreement that entitles him to severance under our Executive Severance Pay Plan. Pursuant to the terms of the Executive Severance Pay Plan, Messrs. Ziegler, Moriarty and Peyree are entitled to specified severance payments and benefits upon an involuntary termination of his employment or in connection with an involuntary termination of his employment within 12 months of a change in control.

Mr. Salvage’s employment agreement expired on October 22, 2021. Following the expiration of the employment agreement, Mr. Salvage was eligible to participate in the Executive Severance Pay Plan, which he executed in January 2022. Had he executed the Executive Severance Pay Plan in fiscal 2021, he would have been entitled to the same severance payments and benefits described above.

Receipt of these severance payments and benefits, which are described further under “Potential Payments Upon Termination of Employment or Change in Control” on page 52, is conditioned on the NEO providing a release of claims.

Ms. Olmstead has entered into an employment agreement with us, providing her with specified severance payments and benefits upon an involuntary termination of their employment or in connection with an involuntary termination of their employment within 12 months of a change in control. For these purposes, an involuntary termination includes a termination by the NEO for a specified good reason.

CEO’S 2020 EMPLOYMENT AGREEMENT

The Compensation Committee had a strong desire to renew Mr. Lebda’s employment agreement and obtain a long-term commitment for his continued leadership in light of his status as the founder and his performance since 1996. On November 30, 2020, the Company entered into a new employment agreement with Mr. Lebda to secure his employment as Chairman and CEO through December 31, 2023. The new 2020 employment agreement is designed to be long-term focused, and the equity awards granted to Mr. Lebda pursuant to the new employment agreement were extremely performance-based, with a 25% premium exercise price to ensure no realizable long-term incentive value unless share price increased by at least 25% above the price on the date of grant. Effective December 1, 2020 with only 30% of the 25% premium exercise price options granted with time-vesting and 70% having both the 25% premium exercise price and performance vesting hurdles that require the 30-day volume weighted average price at the end of any quarter to be at least $432.70 prior to March 31, 2025 before any of the performance option awards may vest earned (and full earnout requires stock price of $696.04). The new employment agreement superseded and replaced the 2017 employment agreement, which would have expired on January 9, 2021. His resulting annualized target total direct compensation is calculated as follows.

	CEO Target Total Direct Compensation under 2020 Employment Agreement
Pay Element	2021	2022	2023	2021-2023 Avg.
Salary	$750,000	$750,000	$750,000	$750,000
Target Bonus	$937,500	$937,500	$937,500	$937,500
Target Total Cash	$1,687,500	$1,687,500	$1,687,500	$1,687,500
Performance-Based Options	$29,999,911*	$0	$0	$9,999,970
Time-Based Options	$12,899,933*	$0	$0	$4,299,978
Total Long-Term Incentive Awards	$42,899,844	$0	$0	$14,299,948
Target Total Direct Compensation	$44,587,344	$1,687,500	$1,687,500	$15,987,448

* Awards were granted on December 3, 2020 as premium options and performance options; they are intended to cover Mr. Lebda’s service in fiscal 2021, 2022 and 2023.

LENDINGTREE 2022 Proxy Statement | Compensation Committee Report 45

Under the new employment agreement, Mr. Lebda has the same salary ($750,000) and target annual incentive opportunity (125% of base salary) as under the 2017 employment agreement. In connection with entering into the new employment agreement, Mr. Lebda received two multi-year premium-priced option awards, the Performance-Based Options and the Time-Based Options, that are described in greater detail under “Fiscal 2020 CEO Employment Agreement Awards,” above.

Under the 2020 employment agreement, Mr. Lebda’s employment may be terminated at any time. If Mr. Lebda’s employment is terminated by the Company without cause or Mr. Lebda resigns for specified good reason, then he will receive the same severance benefits to which he was entitled under the 2017 employment agreement (described further under “Potential Payments Upon Termination of Employment or Change in Control” on page 52). In addition, with respect to the Performance-Based Options, he will vest in the portion of the options that were earned for performance through the termination date, with incremental accelerated vesting for the remaining portion of the options based on our stock price performance for the final 30 trading days prior to Mr. Lebda’s termination. With respect to the Time-Based Options, he will receive two years of accelerated and additional vesting, consistent with the 2017 employment agreement. Any equity awards held by Mr. Lebda other than the Performance-Based Options and the Time-Based Options will continue to be treated in the same manner as they would have been treated under the 2017 employment agreement.

As part of the 2020 employment agreement, Mr. Lebda will not compete with our business or solicit our employees during the term of his employment and for two years following the termination of his employment for any reason.

Our Compensation Policies and Practices

PROHIBITION AGAINST HEDGING

We do not permit our NEOs to engage in any transactions that would constitute hedging. Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including financial installments such as prepaid variable forwards, equity swaps, collars and exchange funds. Such hedging transactions may permit an employee to continue to own our securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the employee may no longer have the same objectives as our stockholders.

PLEDGING POLICY

We maintain a policy whereby our directors and officers are prohibited from holding LendingTree securities in a margin account or pledging such securities as collateral for a loan. An exception to this prohibition may be made if any covered person wishing to enter into such an arrangement first submits the proposed transaction, all agreements therefor and a written explanation of the purpose of the proposed transaction to our Legal Department. Our Legal Department may approve or disapprove such proposed transaction in its sole discretion.

Compensation Committee Report | LENDINGTREE 2022 Proxy Statement 46

COMPENSATION RECOVERY (CLAWBACK) POLICY

During fiscal 2021, we implemented a compensation recovery policy, under which the Compensation Committee has the discretion to recover performance-based equity and cash incentive compensation paid to our executive officers, including the NEOs, if the compensation would not have been earned based on a material restatement of our financial statements within the prior three years or due to the executive officer’s termination for cause.

Risk Assessment of Compensation Programs

During fiscal 2021, the Compensation Committee reviewed our compensation programs for executives, as well as our compensation policies and practices for all employees, to evaluate whether the policies or practices present an environment that would facilitate excessive risks or behaviors. The committee believes that our programs, policies and practices, are not reasonably likely to have a material adverse effect on our Company. The committee believes that the structure and design of the program do not create incentives to take on too much risk, that there are not incentives to take undue risks that exist in the broad-based incentive programs below the executive level, and that we have policies in place to mitigate risk-taking and support a long-term orientation. These conclusions are supported by the combination of controls and considerations used in our compensation program, including the annual review of the program, blend of short-term, long-term and incentive-based compensation and the use of performance-based targets and evaluations.

Tax and Accounting Implications of Our Compensation Policies

Section 162(m) of the Internal Revenue Code limits the amount of compensation paid to certain of our NEOs that may be deducted by us for federal income tax purposes in any fiscal year to $1 million. While the Compensation Committee considers the tax deductibility of compensation as one factor in determining executive compensation, the Compensation Committee retains the discretion to award compensation that is not tax deductible if it believes it is in the best interests of LendingTree and our stockholders.

The Compensation Committee also considers the financial accounting treatment of our compensation practices, though, consistent with prior fiscal years, such consideration was not a material consideration in the compensation awarded to our NEOs during fiscal 2021.

LENDINGTREE 2022 Proxy Statement | Compensation Committee Report 47

Executive Compensation Tables

Fiscal 2021 Summary Compensation Table

The following table shows compensation earned by or granted to our NEOs during the last three fiscal years, as calculated under SEC rules.

Name and Principal Position	Fiscal Year (1)	Salary ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Douglas Lebda	2021	750,000	609,393	—	—	10,420	1,369,813
Chairman and	2020	750,000	937,562	50,325,848	—	9,730	52,023,140
Chief Executive Officer	2019	750,000	—	7,474,402	375,000	423,586	9,022,988
Trent Ziegler Chief Financial Officer	2021	276,080	562,177	362,943	—	8,688	1,209,888
J.D. Moriarty(5)	2021	430,000	1,575,969	1,376,957	—	2,448	3,385,374
President,	2020	421,923	1,122,857	787,484	—	2,345	2,334,609
LendingTree Next	2019	400,000	—	—	120,000	76,439	596,439
Jill Olmstead	2021	375,000	918,896	764,961	—	6,960	2,065,817
Chief Human	2020	314,183	1,034,981	738,300	—	7,442	2,094,906
Resources Officer	2019	350,000	—	—	85,000	28,636	463,636
Scott Peyree President, LendingTree Insurance	2021	455,988	3,224,349	—	—	6,840	3,687,177
Neil Salvage(6)	2021	450,000	700,199	714,018		7,710	1,871,927
President, LendingTree Marketplace	2020	450,000	1,150,048	688,979	—	9,510	2,298,537
	2019	450,000	—	—	180,000	175,841	805,841

(1)	Mr. Ziegler and Mr. Peyree each became one of our NEOs for the first time for fiscal 2021. Thus, under the SEC’s rules, we are not required to report their compensation for any year before fiscal 2021.

(2)	Reflects the dollar amounts of the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Stock Compensation, of the stock awards and option awards granted to the NEO for the years shown. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. This includes RSUs relating to the NEO’s performance for fiscal 2021 and granted in March 2022. For additional information regarding the assumptions made in calculating these amounts, see Note 13 “Stock-Based Compensation” to our audited, consolidated financial statements included in our Annual Report on Form 10-K which was filed with the SEC on March 1, 2022. The multi-year nature of our CEO’s awards is discussed above under “Long-Term Incentives” on page 41. The vesting terms of these equity awards are described in the table below under “Outstanding Equity Awards at Fiscal 2021 Year-End” on page 50 and footnotes to such table. The table does not include grants to family members or spouses of the NEOs. For a description of shares beneficially owned by the NEOs, please refer to “Stock Ownership Information” on page 61 below.

(3)	Reflects the amounts earned for achievement of objectives under the annual cash incentive programs. Information regarding our fiscal 2021 annual incentive program is described in the section above entitled “Annual Incentives,” on page 40.

(4)	The detailed figures for fiscal 2021 for this column are shown in the table below.

(5)	Mr. Moriarty served as the Company’s Chief Financial Officer from August 2017 to May 2021.

(6)	Mr. Salvage departed from the Company on January 31, 2022.

Executive Compensation Tables | LENDINGTREE 2022 Proxy Statement 48

All Other Compensation Table

	Year	Matching Contributions made by LendingTree to 401(k)(a)	Country Club Expenses(b)	Remote Communication Expenses/ Cellphone(a)	Personal Use of Company Aircraft(c)
Douglas Lebda	2021	$8,700	$—	$1,720	$—
	2020	$8,400	$—	$1,330	$—
	2019	$8,400	$108	$2,355	$412,723
Trent Ziegler	2021	$7,728	$—	$960	$—
J.D. Moriarty	2021	$1,488	$—	$960	$—
	2020	$1,385	$—	$960	$—
	2019	$1,385	$—	$960	$74,094
Jill Olmstead	2021	$6,000	$—	$960	$—
	2020	$6,482	$—	$960	$—
	2019	$6,038	$—	$880	$21,718
Scott Peyree	2021	$6,840	$—	$—	$—
Neil Salvage	2021	$6,750	$—	$960	$—
	2020	$8,550	$—	$960	$—
	2019	$8,400	$766	$960	$165,715

(a)	All of the NEOs received matching contributions under LendingTree’s 401(k) plan and reimbursement for certain communication expenses.

(b)	During fiscal years 2019, Messrs. Lebda and Salvage received reimbursement for a portion of monthly country club dues in connection with their use of the country club for business purposes.

(c)	During fiscal year 2019, Messrs. Lebda, Salvage, Moriarty and Ms. Olmstead utilized aircraft provided by LendingTree for personal use.

Grants of Plan-Based Awards During Fiscal 2021

The following table provides information on cash-based and equity-based awards granted in fiscal 2021 to the NEOs.

Name	Grant Date(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Douglas Lebda
	03/03/2021	1,850			468,827
Trent Ziegler
	03/03/2021	553			140,141
	03/03/2021		450	253.42	61,295
	06/03/2021	1,496			300,157
	06/03/2021		2,754	200.64	301,648
J.D. Moriarty
	03/03/2021	5,965			1,511,650
	03/03/2021		10,109	253.42	1,376,957
Jill Olmstead
	03/03/2021	3,404			862,642
	03/03/2021		5,616	253.42	764,961
Scott Peyree
	08/04/2021	16,778			3,000,074
Neil Salvage
	3/03/2021	3,651			925,236
	3/03/2021		5,242	253.42	714,018

(1)	Equity awards were granted under our 2008 Stock Plan. Vesting of the equity awards is described in the table below under “Outstanding Equity Awards at Fiscal 2021 Year-End.”

(2)	Represents the grant date fair value of the respective awards of stock options and RSUs, computed in accordance with FASB ASC Topic 718. Assumptions used to calculate these amounts are described in Note 13 “Stock-Based Compensation,” to our annual consolidated financial statements for the year ended December 31, 2021, which is included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022.

LENDINGTREE 2022 Proxy Statement | Executive Compensation Tables 49

Outstanding Equity Awards at Fiscal 2021 Year-End

The following table provides information regarding equity awards held by our NEOs as of December 31, 2021.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Douglas Lebda	54,103			23.80	5/7/2024
	200,000			26.59	8/6/2024
	5,973			69.94	2/24/2026
		446,893(2)	225,606(2)	183.80	7/26/2027
		34,776(3)	17,556(3)	340.25	1/2/2028
			21,982(4)	378.95	2/16/2028
	11,568	11,569(5)		308.96	2/14/2029
			27,132(6)	308.96	2/14/2029
			31,940(7)	275.82	2/28/2030
	6,634	19,905(8)		275.82	2/28/2030
			363,464(9)	300.00	12/3/2030
	20,975	104,878(10)		300.00	12/3/2030
						9,896(11)	1,213,250
						44,545(12)	5,461,217
						1,850(13)	226,810
Trent Ziegler	122			371.25	2/21/2028
	125	63(14)		310.19	2/21/2029
	142	286(15)		275.82	2/28/2030
		450(16)		253.42	3/3/2031
		2,754(17)		200.64	6/3/2031
						76(18)	9,318
						339(19)	41,561
						553(20)	67,798
						1,496(21)	183,410
J.D. Moriarty	18,240			163.50	6/5/2027
	19,435			231.55	8/30/2027
	10,416			223.90	10/22/2027
	1,899	3,801(15)		275.82	2/28/2030
		10,109(16)		253.42	3/3/2031
						1,935(19)	237,231
						637(13)	78,096
						5,328(20)	653,213
Jill Olmstead	5,586	6,935(22)		218.33	10/1/2028
	1,529	2,295(23)		218.33	10/1/2028
	1,781	3,563(15)		275.82	2/28/2030
		5,616(16)		253.42	3/3/2031
						3,711(24)	454,969
						1,238(25)	151,779
						1,814(19)	222,396
						444(13)	54,434
						2,960(20)	362,896
Scott Peyree	415	832(15)		275.82	2/28/2030
						424(19)	51,982
						16,778(26)	2,056,983
Neil Salvage	24,911			223.90	10/22/2027
	1,662	3,325(15)		275.82	2/28/2030
		5,242(16)		253.42	3/3/2031
						1,693(19)	207,562
						888(13)	108,869
						2,763(20)	338,744

(1)	The market value of the unvested RSUs and RSAs is calculated by multiplying the respective number of shares or units of stock by the closing market price of $122.60 for a share of our common stock as of December 31, 2021.
(2)
The performance based nonqualified stock option has both time and performance based vesting conditions. Shares that become performance vested based on the achievement of performance goals will become vested and exercisable on September 30, 2022, subject to continued service.

(3)
The performance based nonqualified stock option has both time and performance based vesting conditions. Shares that become performance vested based on the achievement of performance goals will become vested and exercisable on September 30, 2022, subject to continued service.

(4)
The performance based nonqualified stock option has both time and performance based vesting conditions. Shares that become performance vested based on the achievement of performance goals will become vested and exercisable on February 16, 2022, subject to continued service.

(5)	These stock options vest in four equal annual installments beginning on February 14, 2020 subject to continuing service.
(6)
The performance based nonqualified stock option has both time and performance based vesting conditions. Shares that become performance vested based on the achievement of performance goals will become vested and exercisable on March 31, 2023, subject to continued service.

(7)
The performance based nonqualified stock option has both time and performance based vesting conditions. Shares that become performance vested based on the achievement of performance goals will become vested and exercisable on March 31, 2024, subject to continued service.

(8)	These stock options vest in four equal annual installments beginning on February 28, 2021, subject to continuing service.
(9)
The performance based nonqualified stock option has both time and performance based vesting conditions. Shares that become performance vested based on the achievement of performance goals will become time-vested and exercisable in three equal annual installments upon Mr. Lebda's continued service through December 31 of each of 2024, 2025 and 2026, except that any shares that are performance vested for the first fiscal quarter of 2025 will become time-vested and exercisable in three equal installments upon Mr. Lebda's continued service upon the Company's certification of the achievement of the applicable performance hurdle and on December 31 of each of 2025 and 2026.

(10)	These stock options vest in six equal annual installments beginning on December 31, 2021, subject to continuing service.
(11)	This RSU award vests in a single installment on February 16, 2022, subject to continuing service.
(12)
The performance restricted stock award has both time and performance based vesting conditions. Shares that become performance vested based on the achievement of performance goals will become vested on September 30, 2022, subject to the achievement of performance goals and continued service.

(13)	This RSU award vests in a single installment on March 3, 2022, subject to continuing service.
(14)	These stock options vest in three substantially equal annual installments beginning on February 21, 2020, subject to continuing service.
(15)	These stock options vest in three equal annual installments beginning on February 28, 2021, subject to continuing service.
(16)	These stock options vest in three equal annual installments beginning on March 3, 2022, subject to continuing service.
(17)	These stock options vest in three substantially equal annual installments beginning on June 3, 2022, subject to continuing service
(18)	This RSU award vests in three substantially equal annual installments beginning on February 21, 2020, subject to continuing service.
(19)	This RSU award vests in three substantially equal annual installments beginning on February 28, 2021, subject to continuing service.
(20)	This RSU award vests in three substantially equal annual installments beginning on March 3, 2022, subject to continuing service.
(21)	This RSU award vests in three substantially equal annual installments beginning on June 3, 2022, subject to continuing service.
(22)	These stock options vested 8% on March 1, 2019 and then vest in five substantially equal annual installments thereafter, subject to continuing service.
(23)	These stock options vest in five substantially equal annual installments beginning on March 1, 2020, subject to continuing service.
(24)	This RSU award vested 8% on March 1, 2019 and then vest in five substantially equal annual installments thereafter, subject to continuing service.
(25)	This RSU award vests in five substantially equal annual installments beginning on March 1, 2020, subject to continuing service.
(26)	This RSU award vests in three substantially equal annual installments beginning on August 4, 2022, subject to continuing service.

Executive Compensation Tables | LENDINGTREE 2022 Proxy Statement | 50

Option Exercises and Stock Vested During Fiscal 2021

The following table shows information regarding (i) stock options exercised during fiscal 2021 by the NEOs, including the total number of shares acquired upon exercise and the aggregate value realized before payment of applicable withholding tax and brokerage commissions and (ii) the value received from the vesting of restricted stock units and restricted stock in fiscal 2021 for the NEOs.

For option awards, the value realized equals the aggregate fair market value of the common stock acquired on the date of exercise of the options minus the aggregate exercise price. For stock awards, the value realized equals the aggregate fair market value of our common stock based on the closing price of our shares on the applicable date of vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Douglas Lebda(1)	303,868	50,952,401	25,202	4,344,086
Trent Ziegler	-	-	369	101,599
J.D. Moriarty	-	-	7,030	1,181,064
Jill Olmstead	-	-	3,112	807,551
Scott Peyree	-	-	790	150,176
Neil Salvage	-	-	7,844	1,293,972

(1) When Mr. Lebda exercised these options, he paid the full exercise price for the options and did not sell any of the shares underlying the options, other than to satisfy the taxes due upon their exercise.

Pension Benefits

We do not maintain any defined benefit pension plans for our NEOs.

Non-Qualified Deferred Compensation

The Company maintains the LendingTree, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”), a nonqualified deferred compensation plan that gives eligible participants the opportunity to defer receipt of a portion of their salary, bonus and specified compensation.

Under the Deferred Compensation Plan, unless otherwise specified by the Compensation Committee in the compensation deferral agreement, eligible participants may defer up to 75% of their base salary and up to 100% of bonus, incentive compensation and/or equity awards for a plan year.

We may make discretionary contributions to participant accounts. Company contributions vest in accordance with the vesting schedule established by the Compensation Committee at the time the company contribution is made. All company contributions become 100% vested upon the participant's death or disability. We may also increase a participant's vested interest in a company contribution in our sole discretion. Any portion that remains unvested upon the participant's separation from service (as determined by the Committee in accordance with Section 409A of the Code) will be forfeited.

Participants are generally entitled to payment of the vested portion of their termination accounts, and any specified date accounts that has not commenced distribution as of the separation from service date, upon the participant's separation from service other than death. In the event of death, the participant's designated beneficiary will be entitled to receive the vested portion of the participant's unpaid account balance.

All of the named executive officers were eligible to participate in the Deferred Compensation Plan in 2021, but none of our NEOs, other than Mr. Ziegler, participated.

Name	Executive Contributions in Last fiscal year ($))	Registrant Contributions in Last fiscal year($)	Aggregate Earnings in Last fiscal year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Douglas Lebda	-	-	-	-	-
Trent Ziegler	5,522	0	1,826	0	17,917
J.D. Moriarty	-	-	-	-	-
Jill Olmstead	-	-	-	-	-
Scott Peyree	-	-	-	-	-
Neil Salvage	-	-	-	-	-

LENDINGTREE 2022 Proxy Statement | Executive Compensation Tables 51

Potential Payments Upon Termination of Employment or Change in Control

PAYMENTS MADE UPON RESIGNATION OR TERMINATION FOR CAUSE, DEATH OR DISABILITY

If an NEO resigns or his/her employment is terminated by us for cause, the NEO will be entitled only to any accrued and unpaid salary and vested benefits and no severance.

Upon termination of his employment due to death or disability, Mr. Lebda is entitled to additional base salary payments through the end of the month in which such termination occurs.

In addition, equity awards held by the NEOs will become fully vested upon termination of employment due to death or disability.

PAYMENTS MADE UPON INVOLUNTARY TERMINATION BY LENDINGTREE WITHOUT CAUSE OR FOR GOOD REASON BY NEO OR A CHANGE IN CONTROL OF LENDINGTREE

If an NEO who (i) is party to an employment (or offer letter) agreement is involuntarily terminated either without cause by us (or by the NEO due to a specified good reason) or (ii) participates in the Executive Severance Pay Plan, then such NEO may be entitled to severance benefits, as set forth in the table below.

In each case, receipt of severance benefits is conditioned on the NEO providing a release of claims, compliance with customary confidentiality and inventions assignment covenants and, in Mr. Lebda’s case, compliance with non-competition and customer and employee non-solicitation restrictions during employment and for twenty-four months thereafter and, in the other NEOs’ case, compliance with non-competition and customer non-solicitation restrictions during employment and for twenty-four months thereafter (except in Mr. Peyree’s case, compliance with non-competition restrictions during employment and for eighteen months thereafter), employee non-solicitation restrictions during employment and for eighteen months thereafter and contractor, lender, supplier and vendor non-solicitation restrictions during employment and for twelve months thereafter.

HYPOTHETICAL POTENTIAL PAYMENT ESTIMATES

The table below provides estimates for compensation payable to each NEO under hypothetical termination of employment and change in control scenarios under our compensatory arrangements other than nondiscriminatory arrangements generally available to salaried employees. If any such NEO resigns without “Good Reason” or is terminated by us for “Cause” (as defined for each NEO in the table below), such NEO will be entitled only to any accrued and unpaid salary and vested benefits and no severance benefits.

The amounts shown in the table are estimates and assume the hypothetical involuntary termination or change in control occurred on December 31, 2021, the last day of fiscal 2021, applying the provisions of the contractual agreements that were in effect as of such date. Due to the number of factors and assumptions that can affect the nature and amount of any benefits provided upon the events discussed below, any amounts paid or distributed upon an actual event may (and likely will) differ.

For purposes of the hypothetical payment estimates shown in the table below, some of the other important assumptions were:

•	annual base salary as of December 31, 2021;

•	severance benefits as provided under the NEO’s employment agreement, change in control letter, or Executive Severance Pay Plan;

•	cash out of all unvested equity compensation awards (for which vesting is accelerated on December 31, 2021) at their intrinsic value on December 31, 2021;

•	December 31, 2021 per share closing price of $122.60 (last trading day of fiscal 2021);

•	no severance benefits are offset by mitigation; and

•	NEOs comply with all conditions to obtaining severance benefits including providing release of claims.

Executive Compensation Tables | LENDINGTREE 2022 Proxy Statement 52

Name	Change in Control Without Involuntary Termination (1)	Involuntary Termination (Without Cause or for Good Reason) Outside of Change in Control Protection Period (2)(3)	Involuntary Termination (Without Cause or for Good Reason) Within 12 Months (or 24 months, in Mr. Lebda’s case) of a Change in Control (1)(2)(3)	Death or Disability (4)
Douglas Lebda
Cash Severance	$—	$2,625,000	$4,312,500	$—
Continuation of Health Insurance Benefits	—	24,043	24,043	—
Acceleration of Vesting of Equity Awards	5,069,142	5,069,142	5,069,142	5,069,142
Total	$5,069,142	$7,718,185	$9,405,685	$5,069,142
Trent Ziegler
Cash Severance	$—	$325,000	$1,137,500	$—
Continuation of Health Insurance Benefits	—	15,787	19,734	—
Acceleration of Vesting of Equity Awards	302,086	113,650	302,086	302,086
Total	$302,086	$454,438	1,459,321	$302,086
J.D. Moriarty
Cash Severance	$—	$430,000	$1,827,500	$—
Continuation of Health Insurance Benefits	—	23,380	29,225	—
Acceleration of Vesting of Equity Awards	968,540	414,265	968,540	968,540
Total	$968,540	$867,645	$2,825,265	$968,540
Jill Olmstead
Cash Severance	$—	$375,000	$1,425,000	$—
Continuation of Health Insurance Benefits	—	19,931	19,931	—
Acceleration of Vesting of Equity Awards	1,246,474	488,684	1,246,474	1,246,474
Total	$1,246,474	$883,614	2,691,405	$1,246,474
Scott Peyree
Cash Severance	$—	$455,987	$1,937,945	$—
Continuation of Health Insurance Benefits	—	23,380	29,225	—
Acceleration of Vesting of Equity Awards	2,108,965	711,570	2,108,965	2,108,965
Total	$2,108,965	$1,190,937	4,076,135	$2,108,965
Neil Salvage(5)
Cash Severance	$—	$450,000	$2,250,000	$—
Continuation of Health Insurance Benefits	—	21,446	26,807	—
Acceleration of Vesting of Equity Awards	655,174	325,380	655,174	655,174
Total	$655,174	$796,826	$2,931,981	$655,174

LENDINGTREE 2022 Proxy Statement | Executive Compensation Tables 53

(1)	For Mr. Lebda, a “Change of Control” results when: (i) any person or entity, other than Mr. Lebda or persons or entities having beneficial ownership of securities of LendingTree also beneficially owned by Mr. Lebda, becomes a beneficial owner, directly or indirectly, of securities of LendingTree representing fifty percent or more of the total voting power of all of LendingTree’s then outstanding voting securities, excluding such event occurring via the acquisition by such person or entity of beneficial ownership of securities from, or via the sharing of beneficial ownership with, Mr. Lebda’s beneficially-owned entities, (ii) a merger or consolidation of LendingTree in which LendingTree’s voting securities immediately prior to the merger or consolidation do not represent, or are not converted into securities that represent, a majority of the voting power of all voting securities of the surviving entity immediately after the merger or consolidation, or (iii) a sale of all or substantially all of the assets of LendingTree or a liquidation or dissolution of LendingTree.

For Ms. Olmstead, a “Change of Control” means: (i) a transaction in which any person or entity who is not a controlling stockholder becomes a beneficial owner, directly or indirectly, of securities of LendingTree representing fifty percent or more of the total voting power of all of LendingTree’s then outstanding voting securities, (ii) a merger or consolidation of LendingTree in which LendingTree’s voting securities immediately prior to the merger or consolidation do not represent, or are not converted into securities that represent, a majority of the voting power of all voting securities of the surviving entity immediately after the merger or consolidation, or (iii) a sale of all or substantially all of the assets of LendingTree or a liquidation or dissolution of LendingTree.

For Messrs. Ziegler, Moriarty, Peyree, and Salvage a “Change of Control” means: (i) the acquisition by any individual, entity or group, other than LendingTree, of beneficial ownership of equity securities of LendingTree representing fifty percent or more of the total voting power of all of LendingTree’s then outstanding voting securities; (ii) individuals who, as of the approval date of the 2008 Stock Plan, constitute the Board of Directors (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board of Directors of LendingTree; provided, however, that any individual becoming a director subsequent to the approval date of the 2008 Stock Plan, whose election, or nomination for election by the LendingTree’s stockholders, was approved by a vote of at least a majority of the Incumbent Directors at such time shall become an Incumbent Director, but excluding any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors, (iii) a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the LendingTree, the purchase of assets or stock of another entity or other similar corporate transaction (a “Business Combination”), in each case, unless immediately following such Business Combination, (A) more than fifty percent of the resulting voting power resides in outstanding voting securities retained by the LendingTree stockholders in the Business Combination and/or voting securities received by such stockholders in the Business Combination on account of outstanding voting securities, and (B) at least a majority of the members of the Board of Directors of the entity resulting from such Business Combination were Incumbent Directors at the time of the initial agreement, or action of the Board of Directors, providing for such Business Combination, or (iv) consummation of a complete liquidation or dissolution of LendingTree.

(2)	For Mr. Lebda, “Cause” means: (a) the plea of guilty or nolo contendere to, or conviction for, a felony offense, provided that (i) after indictment, LendingTree may suspend Mr. Lebda from the rendition of services, but without limiting or modifying in any other way LendingTree’s obligations to Mr. Lebda under his employment agreement, and (ii) Mr. Lebda’s employment will be immediately reinstated if the indictment is dismissed or otherwise dropped and there is not otherwise grounds to terminate his employment for Cause; (b) a material breach by Mr. Lebda of a fiduciary duty owed to LendingTree; (c) a material breach by Mr. Lebda of any of the restrictive covenants made by him in his employment agreement; or (d) the willful or gross neglect by Mr. Lebda of the material duties required by his employment agreement.

For Ms. Olmstead, “Cause” is defined as: (i) fraud, dishonesty, theft, embezzlement; misconduct by the NEO that is (or could reasonably be expected to be) injurious to LendingTree or any of its affiliates; (ii) conviction of, or entry of a plea of guilty or nolo contendere to, a crime that constitutes a felony or crime involving moral turpitude; competition with LendingTree or any of its affiliates; (iii) unauthorized use of any trade secrets or confidential information of LendingTree or any of its affiliates; (iv) a material violation of any policy, code, or standard of ethics applicable to the NEO; (v) a material breach of the NEO’s fiduciary duties; excessive and unexcused absenteeism unrelated to a disability; following written notice and a reasonable opportunity to cure, gross neglect by the NEO of the duties assigned to the NEO; or (vi) the NEO’s failure or refusal to cooperate in any investigation involving LendingTree.

For Messrs. Ziegler, Moriarty, Peyree and Salvage, “Cause” means, as determined in the sole discretion of LendingTree, the willful or gross neglect by the executive of the material duties required by the Mr. Sharma’s employment with LendingTree or any misconduct deemed by LendingTree to be detrimental to the interest of LendingTree or any of its divisions, subsidiaries, affiliates or employees. For the purposes of this plan, such misconduct includes, but is not limited to (i) embezzlement, fraud, or theft; (ii) conviction of, or entry of a plea of guilty or nolo contendere to, a crime that constitutes a felony or other crime involving moral turpitude; (iii) breach of fiduciary duty; (iv) personal dishonesty that is, or could reasonably be expected to be, materially injurious to LendingTree; (v) a violation of any applicable policy, code, or standard of ethics of LendingTree; (vi) excessive and unexcused absenteeism unrelated to a disability; (vii) competing with LendingTree while employed by LendingTree; and (viii) violating the terms of any restrictive covenant with LendingTree, including without limitation any non-compete, non-solicitation, or confidentiality obligation.

(3)	For Mr. Lebda, “Good Reason” means the occurrence of any of the following without Mr. Lebda’s written consent: (i) a material adverse change in his title at LendingTree, duties for LendingTree, operational authorities or reporting responsibilities as they relate to his position as Chairman and Chief Executive Officer of LendingTree from those in effect immediately following the date of his agreement, excluding for this purpose any such change that is an isolated and inadvertent action not taken in bad faith and that is remedied by LendingTree promptly after receipt of notice thereof given by Mr. Lebda (and it will be considered a material adverse change if immediately following a Change of Control Mr. Lebda is not the chief executive officer of the ultimate parent entity of the combined or surviving entity resulting from such Change of Control), (ii) a material reduction in his annual base salary, (iii) a relocation of his principal place of business more than 25 miles from the Charlotte, North Carolina metropolitan area, or (iv) a material breach by LendingTree of his agreement, excluding for this purpose any such action that is an isolated and inadvertent action not taken in bad faith and that is remedied by LendingTree promptly after receipt of notice thereof given by Mr. Lebda.

For Ms. Olmstead, “Good Reason” is generally defined as the occurrence of any of the following without the NEO’s written consent: (i) material adverse change in the office to which the NEO reports, subject to specified conditions; (ii) material reduction in the NEO’s annual base salary; (iii) or relocation of the NEO’s principal place of business more than fifty miles from the location specified in the NEO’s employment agreement.

Messrs. Ziegler, Moriarty, Peyree and Salvage are not entitled to severance on a termination for “Good Reason” pursuant to the terms of the Executive Severance Pay Plan.

Executive Compensation Tables | LENDINGTREE 2022 Proxy Statement 54

(4)	For Mr. Lebda, “Disability” means a condition, resulting from bodily injury or disease, that renders, and for a six consecutive month period has rendered, him unable to perform substantially the duties pertaining to his employment with LendingTree. A return to work of less than 14 consecutive days would not be considered an interruption in his six consecutive months of disability. Disability will be determined by LendingTree on the basis of medical evidence satisfactory to LendingTree.

For Ms. Olmstead, “Disability” means a medical condition, whether physical or mental, that renders, and for a six consecutive month period, the NEO unable to perform the essential functions of the NEO’s position, with or without reasonable accommodation. A return to work of less than 14 consecutive days would not be considered an interruption in the NEO’s six consecutive months of disability. Disability will be determined by LendingTree on the basis of medical evidence satisfactory to LendingTree.

(5)	Mr. Salvage’s employment agreement expired on October 22, 2021. Following the expiration of the employment agreement, Mr. Salvage was eligible to participate in the Executive Severance Pay Plan, the participation agreement for which he executed in January 2022. The information in this table for Mr. Salvage deems him to have been a participant in the Executive Severance Pay Plan as of December 31, 2021.

LENDINGTREE 2022 Proxy Statement | Executive Compensation Tables 55

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO, Mr. Douglas Lebda. The CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below.

To identify the median employee in fiscal 2021, we determined the pay ratio employee population to be persons employed by LendingTree and its subsidiaries on a full-time, part-time, seasonal or temporary basis as of December 1, 2021. We did not include contractors or leased workers who provide services but are not employed by us, and whose compensation is determined by an unaffiliated third party. As a result, we determined that our pay ratio employee population is 1,352 employees.

In calculating the compensation for the pay ratio employee population, we utilized annual compensation, overtime paid, commissions paid, annual cash incentive, annual equity grants, 401(k) matching and allowances. We included annual equity grants because we grant equity to a large percentage of our employee population and therefore believe it is applicable to the CEO pay ratio. We annualized the compensation for permanent employees who were hired between January 1, 2021 and December 31, 2021.

Using this measure, we identified a “median employee” who had an annual total compensation in fiscal 2021 of $108,127 as determined under the same rules used to determine Mr. Lebda’s total compensation for fiscal 2019. The annual compensation in fiscal 2021 for our CEO was $1,369,813. Based on this information, the CEO pay ratio of the total annual compensation of our CEO to the total annual compensation of our median employee for fiscal 2021 is 13:1.

The SEC rules for identifying the median compensated employee and calculating the CEO pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the CEO pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Executive Compensation Tables | LENDINGTREE 2022 Proxy Statement 56

Equity Compensation Plan Information

The following table contains information about securities authorized for issuance under our equity compensation plans as of December 31, 2021.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(1)(2)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (#)(1)(2)
Equity compensation plans approved by security holders
2008 Stock and Annual Incentive Plan	2,197,888	211.71	626,805
Equity compensation plans not approved by security holders

Total	2,197,888	211.71	626,805

(1)	The weighted average exercise price does not take into account the shares subject to outstanding time-based vesting restricted stock units, which settle on a one share for one unit basis.

(2)	Includes grants of performance-based equity awards at maximum performance.

LENDINGTREE 2022 Proxy Statement | Executive Compensation Tables 57

The Audit Committee of our Board of Directors has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

PricewaterhouseCoopers LLP was previously engaged on March 19, 2009 as our independent registered public accounting firm for the fiscal year ended December 31, 2009 and then reengaged on June 26, 2012 as our independent registered public accounting firm for the year ended December 31, 2012 and then, again, for all subsequent years through December 31, 2021.

Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the total number of votes cast by the holders of shares of LendingTree common stock. If stockholders fail to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2022, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.

One or more representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are expected to be available to respond to appropriate questions submitted prior to the meeting.

The Audit Committee’s Policy on Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm

It is the policy of the Audit Committee to review and pre-approve all auditing services, audit-related services, including internal control-related services, and permitted non-audit services to be performed for the Company by the independent accounting firm, subject to any exceptions under Section 10A of the Exchange Act and any rules promulgated thereunder and review and discuss with the independent accounting firm any documentation supplied by the independent accounting firm as to the nature and scope of any tax services to be approved, as well as the potential effects of the provision of such services on the independent accounting firm’s independence.

Fees Paid to PricewaterhouseCoopers LLP

The following table shows fees that we paid (or accrued) for professional services rendered by PricewaterhouseCoopers LLP for the fiscal years ended 2021 and 2020, which were all approved by the Audit Committee:

Fee Category	2021	2020
Audit Fees	$1,715,000	$2,175,000
Audit-Related Fees	—	—
Tax Fees	$24,823	$491,341
All Other Fees	$2,423	$2,765
Total Fees	$1,742,246	$2,669,106

Audit Fees

These fees consist of fees associated with the annual audit of our consolidated financial statements, regulatory audits, the review of our periodic reports, accounting consultations, the review of registration statements and consents and related services normally provided in connection with statutory and regulatory filings and engagements. Regulatory audits include audits performed for certain of our businesses in the United States, which audits are required by federal or state regulatory authorities.

Proposal No. 2 Ratification of Selection of Independent Registered Public Accounting Firm | LENDINGTREE 2022 Proxy Statement 58

Audit-Related Fees

Audit-related fees consist of fees primarily related to due diligence services related to merger and acquisition matters. LendingTree paid no audit-related fees to PricewaterhouseCoopers LLP in fiscal years 2020 and 2021.

Tax Fees

Tax fees consist of fees related to tax compliance and tax consulting.

All Other Fees

LendingTree paid other fees to PricewaterhouseCoopers LLP for license fees for an accounting reporting research tool in fiscal years 2020 and 2021.

For more information about PricewaterhouseCoopers LLP, please see the “Audit Committee Report.”

✔	The Board recommends that you vote FOR the ratification of the selection of PricewaterhouseCoopers LLP.

LENDINGTREE 2022 Proxy Statement | Proposal No. 2 Ratification of Selection of Independent Registered Public Accounting Firm 59

The Audit Committee operates under a written charter, which has been adopted by the Board of Directors. The Audit Committee charter governs the operations of the Audit Committee and sets forth its responsibilities, which include providing assistance to the Board of Directors with (1) maintaining the integrity of LendingTree’s financial statements, (2) assessing the effectiveness of LendingTree’s internal control over financial reporting, (3) monitoring the qualifications and independence of LendingTree’s independent registered public accounting firm, (4) overseeing the performance of LendingTree’s internal audit function and independent registered public accounting firm, (5) ensuring LendingTree’s compliance with legal and regulatory requirements and (6) reviewing LendingTree’s cyber-security, data protection, and privacy policies. It is not the duty of the Audit Committee to plan or conduct audits or to determine that LendingTree’s financial statements and disclosures are complete, accurate and have been prepared in accordance with generally accepted accounting principles and applicable rules and regulations. These responsibilities rest with management and LendingTree’s independent registered public accounting firm.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements of LendingTree for the fiscal year ended December 31, 2021 with management and PricewaterhouseCoopers LLP, LendingTree’s independent registered public accounting firm for fiscal 2021.

The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee has received during the past fiscal year the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP its independence from LendingTree and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended on February 22, 2022 to the Board of Directors that the audited consolidated financial statements for LendingTree for the fiscal year ended December 31, 2021 be included in its Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Steven Ozonian (Chair)

Robin Henderson

G. Kennedy Thompson

Audit Committee Report | LENDINGTREE 2021 Proxy Statement 60

Stock Ownership Information

Security Ownership Table

Unless otherwise indicated below, the following table shows shares of LendingTree common stock that we believe are owned as of April 25, 2022 by:

• Each of the NEOs	• All executive officers and directors as a group
• Each current director and director nominee	• Each person known by us that owns beneficially more than 5% of the outstanding shares of common stock

Unless otherwise indicated, beneficial owners listed in the following table may be contacted at our corporate headquarters located at 1415 Vantage Park Dr., Suite 700, Charlotte, NC 28203. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the following table have sole voting and investment power with respect to all shares of LendingTree common stock that they beneficially own, subject to applicable community property laws. For each listed person, the number of shares of common stock and percent of such class listed assumes the conversion or exercise of any equity securities owned by such person that are or will become convertible or exercisable, and the exercise of stock options and the vesting of restricted stock units, if any, that will vest within 60 days of April 25, 2022, but does not assume the conversion, exercise or vesting of any such equity securities owned by any other person. As of April 25, 2022, there were 12,765,161 shares validly issued and outstanding.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	Percent of Class (%)
Directors, Director Nominees and Executive Officers:
Gabriel Dalporto(1)	6,303	*
Thomas M. Davidson, Jr.(2)	3,785	*
Robin Henderson(3)	3,844	*
Douglas Lebda(4)	2,166,905	16.6%
Steven Ozonian(5)	9,277	*
Saras Sarasvathy(6)	5,945	*
G. Kennedy Thompson(7)	22,881	*
Jennifer Witz(8)	2,636	*
Trent Ziegler(9)	2,681	*
J.D. Moriarty(10)	64,816	*
Jill Olmstead(11)	20,675	*
Scott Peyree(12)	15,559	*
Neil Salvage(13)	33,838	*
All directors and executive officers as a group (16 persons)(14)	2,365,182	17.9%
5% Stockholders:
BlackRock, Inc.(15)	2,114,327	16.6%
Vanguard(16)	1,233,953	9.7%
Baillie Gifford & Company(17)	680,341	5.3%

*	The percentage of shares beneficially owned does not exceed 1%.

(1)	Includes 4,895 shares subject to options exercisable within 60 days of April 25, 2022 and 557 restricted stock units that are scheduled to vest within 60 days of April 25, 2022.

(2)	Includes 1,851 shares subject to options exercisable within 60 days of April 25, 2022 and 557 restricted stock units that are scheduled to vest within 60 days of April 25, 2022.

(3)	Includes 2,818 shares subject to options exercisable within 60 days of April 25, 2022 and 557 restricted stock units that are scheduled to vest within 60 days of April 25, 2022.

(4)	Includes 45,374 shares held by a family trust. Also includes 5,676 shares owned by Mr. Lebda’s spouse with respect to which Mr. Lebda has disclaimed beneficial ownership, 1,000,000 shares owned by Lebda Family Holdings, LLC, of which Mr. Lebda is the Manager, and 455,000 shares owned by 2021 Lebda Family Holdings LLC, of which Mr. Lebda is the Manager. Also includes 311,672 shares subject to options exercisable within 60 days of April 25, 2022. During fiscal 2019 and 2020, Mr. Lebda, in connection with his relationships with Lebda Family Holdings, LLC and the Lebda Revocable Trust, pledged shares of our common stock. Mr. Lebda pledged 520,000 shares of our common stock as collateral to secure certain personal indebtedness related to Lebda Family Holdings, LLC, and he pledged 130,000 shares of our common stock as collateral to secure certain personal indebtedness related to the Lebda Revocable Trust. Our Legal Department reviewed and approved Mr. Lebda’s pledging requests after confirming Mr. Lebda has sufficient assets to repay the indebtedness without resort to the pledged shares, and Mr. Lebda continues to have sufficient assets to repay the indebtedness. Even if Mr. Lebda’s pledged shares were excluded from his beneficial ownership, he would still own 11.6% of LendingTree. Please see page 46 of this proxy statement for a description of our pledging policy.

LENDINGTREE 2022 Proxy Statement | Audit Committee Report 61

(5)	Includes 4,698 shares subject to options exercisable within 60 days of April 25, 2022 and 557 restricted stock units that are scheduled to vest within 60 days of April 25, 2022.

(6)	Includes 2,836 shares subject to options exercisable within 60 days of April 25, 2022 and 557 restricted stock units that are scheduled to vest within 60 days of April 25, 2022.

(7)	Includes 7,036 shares subject to options exercisable within 60 days of April 25, 2022.

(8)	Includes 1,605 shares subject to options exercisable within 60 days of April 25, 2022 and 557 restricted stock units that are scheduled to vest within 60 days of April 25, 2022.

(9)	Includes 1,661 shares subject to options exercisable within 60 days of April 25, 2022 and 498 restricted stock units that are scheduled to vest within 60 days of April 25, 2022.

(10)	Includes 55,259 shares subject to options exercisable within 60 days of April 25, 2022.

(11)	Includes 15,624 shares subject to options exercisable within 60 days of April 25, 2022.

(12)	Includes 831 shares subject to options exercisable within 60 days of April 25, 2022.

(13)	Includes 29,982 shares subject to options exercisable within 60 days of April 25, 2022. Mr. Salvage departed the Company on January 31, 2022. The amount of equity securities shown are based on his holdings confirmed to us as of such departure date, as adjusted to reflect securities that vested on January 31, 2022, but were not released until after the seven-day revocation period had passed.

(14)	Includes 4,313 shares subject to options exercisable within 60 days of April 25, 2022.

(15)

Information based on a Schedule 13G/A filed with the SEC by BlackRock, Inc. (“BlackRock”) on January 27, 2022. The address of BlackRock reported on such Schedule 13G/A is 55 East 52nd Street, New York, NY 10055.

(16)

Information based on a Schedule 13G/A filed with the SEC by The Vanguard Group (“Vanguard”) on February 10, 2022. The address of Vanguard reported on such Schedule 13G/A is 100 Vanguard Blvd., Malvern, PA 19355.

(17)	Information based on a Schedule 13G/A filed with the SEC by Baillie Gifford & Co (“Baillie Gifford”) on January 20, 2022. The address of Baillie Gifford reported on such Schedule 13G/A is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, UK.

Audit Committee Report | LENDINGTREE 2021 Proxy Statement 62

DATE, TIME AND PLACE OF MEETING

We are holding the Meeting virtually via live webcast on June 22, 2022 at 11:00 a.m. Eastern Time. We have first released this proxy statement to LendingTree stockholders beginning on April 28, 2022 at www.virtualshareholdermeeting.com/TREE2022.  You will not be able to attend in person.

INTERNET AVAILABILITY OF PROXY MATERIALS

The Securities and Exchange Commission approved “Notice and Access” rules relating to the delivery of proxy materials over the Internet. These rules permit us to furnish proxy materials, including this Proxy Statement and our 2021 Annual Report to Stockholders, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability, which we are mailing to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability.

RECORD DATE, OUTSTANDING SHARES AND QUORUM

Holders of LendingTree common stock at the close of business on April 25, 2022, the record date for the Annual Meeting established by our Board of Directors, are entitled to receive notice of the Annual Meeting, the Notice of Internet Availability of Proxy Materials and to vote their shares at the Annual Meeting and any related adjournments or postponements. The Notice of Internet Availability, Notice of Annual Meeting, Proxy Statement and form of proxy are first expected to be made available to stockholders on or about April 28, 2022.

As of the close of business on the record date, there were 12,765,161 shares of our common stock outstanding and entitled to vote. Holders of our common stock are entitled to one vote per share.

You may examine a list of the stockholders of record as of the close of business on April 25, 2022 for any purpose germane to the Annual Meeting during normal business hours during the 10-day period preceding the date of the meeting at our corporate headquarters at 1415 Vantage Park Dr., Suite 700, Charlotte, NC 28203. We will place the list at our principal place of business as required by Delaware General Corporation Law Section 219. This list will be made available on the virtual Annual meeting website at www.virtualshareholdermeeting.com/TREE2022.

HOW TO KNOW IF YOU’RE A STOCKHOLDER OF RECORD OR A BENEFICIAL OWNER

Stockholder of record (also known as a record holder). If your shares are registered in your name, you are a stockholder of record. If you are a stockholder of record, you will receive the Notice of Internet Availability of these proxy materials for all LendingTree shares that you hold directly. If you have requested printed proxy materials, we have enclosed a proxy card for you to use.

Beneficial owner of shares held in street name. If your shares are held in the name of your broker, bank or another holder of record, these shares are held in “street name.” If you hold our shares in street name through one or more banks, brokers and/or other holders of record, you will receive the Notice of Internet Availability or these proxy materials, together with voting instructions and information regarding the consolidation of your votes, from the third party or parties through which you hold your shares.

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If you are a stockholder of record and hold additional LendingTree shares in street name, you will receive the Notice of Internet Availability of these proxy materials. If you requested printed proxy materials, your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

REQUIRED VOTE

Attendance by holders of our common stock, or by proxy of holders having a majority of the total votes entitled to be cast by holders of our common stock at the Annual Meeting constitutes a quorum. Shares of our common stock are counted as present at the Annual Meeting for purposes of determining whether there is a quorum (1) if you attend the virtual Annual Meeting, (2) if you vote by telephone or on the Internet prior to the Annual Meeting or (3) if a signed proxy card has been properly submitted by you or on your behalf prior to the Annual Meeting, without regard to whether the proxy is marked as casting a vote or abstaining.

Abstain votes and proxies containing broker non-votes are counted for purposes of establishing a quorum but are not counted in the election of directors and therefore have no effect on their election. In the vote on the other proposal to be considered at the Annual Meeting, abstentions are counted for purposes of establishing a quorum but will not affect the outcome of the vote. A broker non-vote occurs when a broker or other nominee submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker or nominee has not received voting instructions from the beneficial owner or the persons entitled to vote those shares and for which the broker or nominee does not have discretionary voting power under rules applicable to broker-dealers.

For the vote on the election of director nominees, for each nominee, you may vote “for” the nominee, “against” the nominee or “abstain” from voting as to the nominee. For the vote on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2022, you may vote in favor of the ratification, vote against the ratification or abstain from voting on the ratification.

The table below shows the voting options, voting requirement, and effect of abstentions and broker non-votes for each proposal to be presented at the Meeting.

Proposal		Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”(1)
1.	Election of directors	For, against or abstain on each nominee	A nominee for director will be elected if the votes cast for such nominee exceed the votes cast against such nominee	No effect	No effect
2.	Ratification of selection of PricewaterhouseCoopers LLP, independent registered public accounting firm	For, against or abstain	The affirmative vote of a majority of the total number of votes cast by the holders of shares of our common stock	No effect	Not applicable

(1)	If you hold your shares through third parties or in street name and do not provide voting instructions to the broker, bank or other nominee that holds your shares, the nominee has discretionary authority to vote on Proposal No. 2 but not for Proposal No. 1. See “Voting and Revoking Proxies” below.

VOTING AND REVOKING PROXIES

The Board is soliciting proxies to vote your shares at the Annual Meeting. Please act as soon as possible to vote your shares, even if you plan to attend the virtual Meeting. All stockholders of record have four options for submitting their vote:

•	Vote on the Internet. If you have Internet access, you may submit your proxy by following the instructions provided in the Notice of Internet Availability, or if you request printed proxy materials, by following the instructions provided on your proxy card. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

•	Vote by Telephone. You can also vote by telephone by following the instructions provided on the Internet voting site, or if you requested printed proxy materials, by following the instructions provided on your proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•	Vote by Mail. If you elected to receive printed proxy materials by mail, you may choose to vote by mail by marking your proxy card, dating and signing it, and returning it to Vote Processing c/o Broadridge, 51 Mercedes Way, Ridgewood, NY 11717 in the postage-paid envelope provided. Please allow sufficient time for mailing if you decide to vote by mail.

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•	Vote at the virtual Annual Meeting. The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the Webcast and vote online. To participate in the virtual Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card that accompanied your proxy materials.

We encourage you to vote via the Internet.

If you hold your shares in street name, you must provide your broker, bank or other nominee with instructions in order to vote these shares. To do so, you should follow the directions regarding voting instructions provided to you by your bank, broker or other nominee. Street name holders may submit a proxy by telephone or the Internet if their bank or broker makes these methods available, in which case the bank or broker will enclose related instructions with this Proxy Statement. If you hold your shares through a bank, broker or other nominee, you should follow the voting instructions you receive from your bank, broker or other nominee.

If your bank, broker or nominee holds your shares in its name and you do not instruct them how to vote, they will have discretion to vote your shares on routine matters, including the ratification of the selection of the Company’s independent public accounting firm (Proposal 2). However, they will not have discretion to vote on non-routine matters without direction from you, including the election of directors (Proposal 1). Accordingly, broker non-votes will not occur at the Annual Meeting in connection with Proposal 2. Broker non-votes may occur in connection with Proposal 1; however, broker non-votes will have no effect on the outcome of Proposal 1.

If you do not give specific instructions, proxies that are signed and returned will be voted FOR the election of all director nominees named in the Proxy Statement and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2022.

Beneficial owners are also invited to attend and vote at the Annual Meeting (by using the 16-digit control number included on their voting instruction form).

Whether you submit your proxy online, by telephone or by mail, you may revoke it at any time before voting takes place at the Meeting by:

•	submitting a later-dated proxy relating to the same shares by mail, telephone or the Internet prior to the vote at the Annual Meeting; or

•	attending the virtual Annual Meeting and voting online (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

SOLICITING PROXIES

We will bear all expenses incurred in connection with the solicitation of proxies. Our directors, officers and employees may also solicit proxies from stockholders by telephone, letter, facsimile or in person. Following the original mailing of the Notice of Internet Availability, we will request brokers, custodians, nominees and other record holders to forward their own notice and, upon request, to forward copies of the Proxy Statement and related soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses.

VOTING RESULTS

We will file a Form 8-K announcing the voting results within four business days after the 2022 Annual Meeting.

ANNUAL REPORT ON FORM 10-K AND ADDITIONAL MATERIALS

Upon request to our Corporate Secretary at legal@lendingtree.com, we will provide without charge to each person solicited an additional copy of our 2021 Annual Report on Form 10-K, including the financial statements and financial statement schedule filed therewith. Copies are also available on our website at https://investors.lendingtree.com/financials/sec-filings. We will furnish requesting stockholders with any exhibit not contained in our 2021 Annual Report on Form 10-K upon payment of a reasonable fee.

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The Notice of Internet Availability of Proxy Materials contains instructions on how to access our Proxy Statement and our 2021 Annual Report to Stockholders on how to receive a paper copy of the proxy materials. If you request paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy in the postage-paid envelope provided. See “VOTING AND REVOKING PROXIES” in the Proxy Statement for more details.

“HOUSEHOLDING” OF PROXY MATERIALS AND ANNUAL REPORTS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for stockholders and reduce costs.

We and a number of brokers with account holders who are our stockholders will be householding our Proxy Materials. We will deliver a single set of Proxy Materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of Proxy Materials, or if you are receiving multiple sets of Proxy Materials and would like to receive only one, please notify your broker, bank or other nominee if you are a beneficial stockholder or notify us if you are a registered stockholder. Registered stockholders can notify us by sending a written request to LendingTree, Inc., c/o Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or by calling 1-866-540-7095, and we will promptly deliver any additional Proxy Materials requested.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

Pursuant to Rule 14a-8 under the Exchange Act, we must receive any proposals from stockholders intended for inclusion in the proxy statement for our 2023 Annual Meeting of Stockholders no later than 120 days before the anniversary date of the distribution of this proxy statement (i.e., December 29, 2022). Holders of common stock who wish to have proposals submitted for inclusion in the proxy statement for our 2023 Annual Meeting of Stockholders should consult the applicable rules and regulations of the SEC with respect to such proposals, including certain information required to be in the proposal, the permissible number and length of proposals, and other matters governed by such rules and regulations, and should also consult our bylaws.

Stockholders who intend to present a proposal at our 2023 Annual Meeting of Stockholders without inclusion of the proposal in our proxy materials are required to provide notice of such proposal to our Corporate Secretary so that such notice is received by our Corporate Secretary at our principal executive offices no later than April 23, 2023, and no earlier than March 24, 2023; provided, however, that if the date of the 2023 Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to the 2023 Annual Meeting, or (ii) the 10th day following the day on which public announcement of the date of the 2023 Annual Meeting is first made. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including those set forth in our bylaws.

Our stockholders can find our bylaws on file with the SEC.

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LENDINGTREE, INC.

Supplemental Information for the Proxy Summary and Compensation Discussion and Analysis in the Proxy Statement for the 2022 Annual Meeting of Stockholders

INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES AND RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO MOST DIRECTLY COMPARABLE GAAP MEASURES

The Proxy Summary and the Compensation Discussion and Analysis (“CD&A”) of the proxy statement contain one non-GAAP financial measure, adjusted earnings before interest, taxes, depreciation and amortization. The table on page A-2 of this proxy statement reconciles the non-GAAP financial measure in the Proxy Summary and CD&A to the most directly comparable financial measure prepared in accordance with Generally Accepted Accounting Principles (“GAAP”).

LendingTree’s Principles of Financial Reporting

LendingTree reports the following non-GAAP measure as a supplemental measure to GAAP:

•	Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below (“Adjusted EBITDA”)

Adjusted EBITDA is a primary metric by which LendingTree evaluates the performance of its businesses, on which its marketing expenditures and internal budgets are based and by which, in most years, management and many employees are compensated. LendingTree believes that investors should have access to the same set of tools that LendingTree uses in analyzing its results.

This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results. LendingTree provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measures set forth below.

Definition of LendingTree’s Non-GAAP Measure

EBITDA is defined as net income from continuing operations excluding interest, income tax, amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) gain/loss on investments, (5) restructuring and severance expenses, (6) litigation settlements and contingencies, (7) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), and (8) one-time items.

LendingTree endeavors to compensate for the limitations of this non-GAAP measure by also providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measure. This non-GAAP measure may not be comparable to similarly titled measures used by other companies.

A-1

One-Time Items

Adjusted EBITDA is adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. There are no adjustments for one-time items for the year ended December 31, 2021. One-time items for the year ended December 31, 2020 consisted of expenses incurred in connection with a secondary public offering of our common stock by our largest stockholder, for which we did not receive any proceeds.

Non-Cash Expenses That Are Excluded from LendingTree’s Adjusted EBITDA

Non-cash compensation expense consists principally of expense associated with grants of restricted stock, restricted stock units and stock options, some of which awards have performance-based vesting conditions. These expenses are not paid in cash, and LendingTree includes the related shares in its calculations of fully diluted shares outstanding. Upon settlement of restricted stock units, exercise of certain stock options or vesting of restricted stock awards, the awards may be settled, on a net basis, with LendingTree remitting the required tax withholding amount from its current funds. Cash expenditures for employer payroll taxes on non-cash compensation are included within Adjusted EBITDA.

Amortization of intangibles are non-cash expenses relating primarily to intangible assets acquired through acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives.

Adjusted EBITDA

Below is a reconciliation of net income (loss) from continuing operations to Adjusted EBITDA. See “LendingTree’s Principles of Financial Reporting” for further discussion of the Company’s use of this non-GAAP measure.

	Twelve Months Ended
	December 31, 2021	December 31, 2020
	(in thousands)
Net income (loss) from continuing operations	$73,138	$(22,566)
Adjustments to reconcile to Adjusted EBITDA:
Amortization of intangibles	42,738	53,078
Depreciation	17,910	14,201
Severance	53	295
Loss on impairments and disposal of assets	3,465	1,160
Gain on investments	(123,272)	-
Non-cash compensation expense	68,555	53,733
Costs of secondary public offering	-	863
Change in fair value of contingent consideration	(8,249)	5,327
Acquisition expense	1,796	2,217
Litigation settlements and contingencies	392	(943)
Interest expense, net	46,867	36,300
Income tax expense (benefit)	11,298	(19,961)
Adjusted EBITDA	$134,691	$123,704

A-2

LENDINGTREE, INC.
1415 VANTAGE PARK DR., SUITE 700
CHARLOTTE, NC 28203

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 21, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TREE2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions.

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VOTE BY MAIL
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D83733-P71233 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LENDINGTREE, INC.

The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2.

1. Company Proposal - Election of Directors:

	For	Against	Abstain
1a. Gabriel Dalporto	☐	☐	☐
1b. Thomas Davidson	☐	☐	☐
1c. Mark Ernst	☐	☐	☐
1d. Robin Henderson	☐	☐	☐
1e. Douglas Lebda	☐	☐	☐
1f. Steven Ozonian	☐	☐	☐
1g. Diego Rodriguez	☐	☐	☐
1h. Saras Sarasvathy	☐	☐	☐
1i. G. Kennedy Thompson	☐	☐	☐

	For	Against	Abstain
2. Company Proposal - To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2022 fiscal year	☐	☐	☐

Note: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the LendingTree Annual Meeting of Stockholders on June 22, 2022:
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▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

D83734-P71233

Proxy — LendingTree, Inc.

This Proxy is Solicited by Board of Directors for Annual Meeting — June 22, 2022 11:00 AM ET

Jillian Valk and Rod Ervin (the "Proxies"), or any of them, each with the power of substitution, are hereby authorized to represent and vote all of the shares of LendingTree, Inc. that the undersigned is entitled to vote, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of LendingTree, Inc. to be held on June 22, 2022 at www.virtualshareholdermeeting.com/TREE2022 or at any postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR Proposal 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

(Items to be voted appear on reverse side)